Exhibit B-5(a)






                         Trust Indenture


                             between


                  Independence County, Arkansas


                               and


            Chase Bank of Texas, National Association



                     Dated as of May 1, 1999





                           $30,000,000
                  Independence County, Arkansas
            Pollution Control Revenue Refunding Bonds
               (Entergy Mississippi, Inc. Project)
                           Series 1999

                        Trust Indenture


     This Trust Indenture dated as of May 1, 1999 between Independence County, Arkansas, a political subdivision of the State of Arkansas (the "Issuer"), and Chase Bank of Texas, National Association, a banking corporation organized and existing under and by virtue of the laws of the United States of America and duly authorized to accept and execute trusts, as trustee (the "Trustee").


                     W i t n e s s e t h :


     WHEREAS, the Issuer is a political subdivision of the State of Arkansas, authorized and empowered by law, including particularly the provisions of Title 14, Chapter 267 of the Arkansas Code of 1987 Annotated, as amended (the "Act"), to issue its revenue bonds for the purpose of using the funds derived from the sale thereof to finance and refinance the acquisition, construction, reconstruction, extension, equipment or improvement of pollution control facilities for the disposal or control of sewage, solid waste, water pollution, air pollution, or any combination thereof; and

     WHEREAS, pursuant to the provisions of the Act and a Trust Indenture dated as of July 1, 1982 (the "1982 Indenture") by and between the Issuer and The Bank of New York (successor to Deposit Guaranty National Bank), as trustee (the "Prior Trustee"), the Issuer issued its Pollution Control Revenue Bonds, 1982 Series A, B and C (Mississippi Power & Light Company Project) (the "1982 Bonds") in the aggregate principal amount of $15,000,000 for the purpose of providing funds to finance the cost of acquiring, constructing and equipping the Company's interest in certain pollution control facilities (collectively, the "Facilities") at the electric generating plant jointly owned by the Company and others located within the boundaries of the Issuer near Newark, Arkansas and known as the Independence Steam Electric Station (the "Plant"); and

     WHEREAS, pursuant to the provisions of the Act and a Trust Indenture dated as of December 1, 1982 (the "1982-A Indenture") by and between the Issuer and the Prior Trustee, the Issuer issued its Pollution Control Revenue Bonds, 1982-A Series A and B (Mississippi Power & Light Company Project) (the "1982-A Bonds") in the aggregate principal amount of $15,000,000 for the purpose of providing funds to finance the cost of acquiring, constructing and equipping the Company's interest in the Facilities at the Plant; and

     WHEREAS, the 1982 Bonds and the 1982-A Bonds are herein collectively called the "Prior Bonds"; and

     WHEREAS, the 1982 Bonds and the 1982-A Bonds were initially issued as adjustable rate bonds but were converted to fixed rate bonds pursuant to the provisions of the 1982 Indenture and the 1982-A Indenture, respectively; and

     WHEREAS, in furtherance of the statutory purposes of the Act, the Issuer entered into separate Installment Sale Agreements pertaining to the 1982 Bonds and the 1982-A Bonds, dated as of July 1, 1982 and December 1, 1982, respectively, with the Company, pursuant to which the Issuer acquired the respective Facilities from the Company and resold the Facilities to the Company, as more fully described therein; and

     WHEREAS,  $15,000,000 of the 1982 Bonds and  $15,000,000  of
the 1982-A Bonds are outstanding, and the Company has requested that the Issuer refund such outstanding 1982 Bonds and 1982-A Bonds in order to achieve interest cost savings through the issuance by the Issuer of $30,000,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds (Entergy Mississippi, Inc. Project) Series 1999 (the "Bonds"); and

     WHEREAS, pursuant to and in accordance with the provisions of the Act, the Issuer has agreed to issue the Bonds for the purpose of refunding the Prior Bonds; and

     WHEREAS, the Bonds bear interest, mature and are subject to redemption and purchase as set forth in this Trust Indenture; and

     WHEREAS, in consideration of the issuance of the Bonds by the Issuer, the Company will agree to make payments in an amount sufficient to pay the principal of, premium, if any, Purchase Price and interest on the Bonds pursuant to a Refunding Agreement dated as of May 1, 1999 (the "Refunding Agreement") between the Issuer and the Company, said Bonds to be paid solely from the revenues derived by the Issuer from said payments by the Company pursuant to the Refunding Agreement and any moneys held under this Indenture, and said Bonds shall not constitute an indebtedness or pledge of the general credit of the Issuer or the State of Arkansas, within the meaning of any constitutional or statutory limitation of indebtedness or otherwise; and

     WHEREAS, all consents and approvals required to be given by public bodies in connection with the authorization, issuance and sale of the Bonds herein authorized as required by the Act have been or will be secured prior to the delivery of such Bonds; and

     WHEREAS, the execution and delivery of this Indenture under the Act have been in all respects duly and validly authorized by order of the County Court of the Issuer, duly entered; and

     WHEREAS, all other things necessary to make the Bonds, when issued, executed and delivered by the Issuer and authenticated pursuant to this Indenture, the valid, legal and binding obliga tions of the Issuer, and to constitute this Indenture a valid pledge of the Revenues (as hereinafter defined) and other amounts pledged hereunder as security for the payment of the principal of, premium, if any, and interest on the Bonds authenticated and delivered under this Indenture, have been performed, and the creation, execution and delivery of this Indenture and the creation, execution and issuance of the Bonds, subject to the terms hereof, have in all respects been duly authorized;

     NOW, THEREFORE, THIS TRUST INDENTURE WITNESSETH that in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Bonds by the holders and owners thereof, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to provide for the payment of principal, purchase price and redemption price (as the case may
be) in respect of all Bonds issued and outstanding under this Indenture, together with interest thereon, and in order to secure the rights of the Bondholders and the performance of the covenants contained in the Bonds and herein, the Issuer does hereby grant, bargain, sell, convey, pledge, transfer and assign unto the Trustee, its successors in the trust and their assigns forever (i) all of the right, title and interest of the Issuer in and to the Revenues and the General and Refunding Bonds issued and delivered by the Company pursuant to the Refunding Agreement,
(ii) the Refunding Agreement and all right, title and interest of the Issuer under and pursuant to the Refunding Agreement, insofar as they relate to all Bonds issued and outstanding under this Indenture (except for the indemnification and expense reimbursement rights and other rights contained in Sections 4.5, 4.6, 4.7 and 8.5 thereof and any rights of the Issuer to receive notices, certificates, requests, requisitions, directions and other communications under the Refunding Agreement), including, without limitation, all Payments to be received under and pursuant to and subject to the provisions of the Refunding
Agreement and the right to receive the General and Refunding Bonds, (iii) all amounts on deposit in the Bond Fund or other funds created under this Indenture other than the Bond Purchase Fund which is not pledged hereunder and does not constitute security for the Bonds, and (iv) all moneys, securities and obligations from time to time held by the Trustee under the terms of this Trust Indenture and any and all real and personal property of every kind and nature from time to time hereafter by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred, as and for additional security hereunder by the Issuer or by anyone in its behalf or with its written consent to the Trustee, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof; except for moneys, securities or obligations deposited with or paid to the Trustee for redemption or payment of Bonds which have been redeemed or matured or which are deemed to have been paid in accordance with
Article XV hereof, which shall be held by the Trustee for the benefit of said owners in accordance with the provisions of said
Article XV or Section 6.2, as the case may be (collectively, the "Trust Estate"); provided, however, that nothing in the Bonds or in this Indenture shall be construed as pledging the general credit or taxing power of the Issuer or the State of Arkansas, nor shall this Indenture or the Bonds give rise to a pecuniary liability of the Issuer.

     TO HAVE AND TO HOLD all of the same with all privileges and appurtenances hereby conveyed and assigned, or agreed or intended so to be, to the Trustee and its successors in said trust and to them and their assigns forever.

     IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security and protection of all holders and owners of the Bonds issued under and secured by this Indenture without privilege, preference, priority or distinction as to the lien or otherwise of any of the Bonds over any of the other Bonds.

     PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of, premium, if any, and interest on the Bonds due or to become due thereon, at the times and in the manner mentioned in the Bonds, according to the true intent and meaning thereof, and shall cause the payments to be made into the Bond Fund as required under Article VI hereof, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon, and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it, and shall pay or cause to be paid to the Trustee all sums of money due or to become due in accordance with the terms and provisions hereof, then upon such final payments this Indenture and the rights hereby granted shall cease, terminate and be void; otherwise this Indenture to be and remain in full force and effect.

     THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered, and all said revenues and receipts hereby pledged and assigned are to be dealt with and disposed of under, upon and subject to the terms, conditions,stipulations, covenants, agreements, trusts, uses and purposes hereinafter expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective holders and owners, from time to time, of the Bonds, as follows (provided that, in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be a general debt on its part or a charge against its general credit but shall be payable solely from the Trust Estate, including the Revenues), that is to say:

                           ARTICLE I

                          DEFINITIONS

     SECTION 1.1. Definitions. Unless otherwise defined herein, all words and phrases defined in the preamble hereto or in the Refunding Agreement shall have the same meaning in this Indenture. In this Indenture and any indenture supplemental hereto (except as otherwise expressly provided for or unless the context otherwise requires) the singular includes the plural, the masculine includes the feminine, and each of the following terms shall have the following meanings:

     "Act"  means Title 14, Chapter 267 of the Arkansas  Code  of
1987 Annotated, as amended, and all future acts supplemental thereto or amendatory thereof.

     "Administration Expenses" means the reasonable and necessary expenses incurred by the Issuer with respect to the Refunding Agreement, this Indenture and any transaction or event contemplated by the Refunding Agreement or this Indenture including the compensation and reimbursement of expenses and advances payable to the Trustee, any Paying Agent, any Co-Paying Agent, any Authenticating Agent, the Remarketing Agent, the Market Agent, the Auction Agent, the Broker-Dealers and the Bond Registrar under this Indenture.

     "Affiliate" shall mean any person known to the Auction Agent to be controlled by, in control of or under common control with the Company; provided that no Broker-Dealer shall be deemed an Affiliate solely because a director or executive officer of such Broker-Dealer or of any person controlling, controlled by or under common control with such Broker-Dealer is also a director of the Company.

     "After-Tax Equivalent Rate" shall mean on any date of determination the interest rate per annum equal to the product of
(x) the Commercial Paper/Treasury Rate on such date and (y) 1.00 minus the highest tax rate bracket (expressed in decimals) applicable in the then current taxable year on the taxable income of every corporation as set forth in Section 11 of the Code or any successor section without regard to any minimum additional tax provision or provisions regarding changes in rates during such taxable year on such date.

     "Agent Member" shall mean a member of, or participant in, DTC.

     "Agreement"  or  "Refunding Agreement" means  the  Refunding
Agreement dated as of May 1, 1999 between the Company and the Issuer which relates to the Bonds, as amended or supplemented from time to time.

     "Applicable Percentage" shall mean on any date of determination the percentage determined as set forth below (as such percentage may be adjusted pursuant to Section 3.4(a)) based on the prevailing rating of the Bonds in effect at the close of business on the Business Day immediately preceding such date of determination:

                                         Applicable
          Prevailing Rating              Percentage
          AAA/Aaa                          175%
          AA/Aa                            175%
          A/A                              175%
          BBB/Baa                          200%
          Below BBB/Baa                    265%

     For purposes of this definition, the prevailing rating of the Bonds will be (a) AAA/Aaa, if the Bonds have a rating of AAA by S&P and a rating of Aaa by Moody's, (b) if not AAA/Aaa, then AA/Aa if the Bonds have a rating of AA- or better by S&P and a rating of Aa3 or better by Moody's, (c) if not AAA/Aaa or AA/Aa, then A/A if the Bonds have a rating of A- or better by S&P and a rating of A3 or better by Moody's, (d) if not AAA/Aaa, AA/Aa or A/A, then BBB/Baa, if the Bonds have a rating of BBB-or better by S&P and a rating of Baa3 or better by Moody's, and (e) if not AAA/Aaa, AA/Aa, A/A or BBB/Baa, then Below BBB/Baa.

     "Auction" shall mean each periodic implementation of the Dutch Auction Procedures.

     "Auction  Agent  Agreement" shall  mean  the  Auction  Agent
Agreement dated as of May 1, 1999 between the Company and the Auction Agent, as amended or supplemented from time to time.

     "Auction Agent" shall mean the auction agent appointed in accordance with Section 12.4 hereof.

     "Auction Date" shall mean June 28, 1999, and with respect to each Auction Period thereafter the last Monday of the immediately preceding Auction Period or, if such last Monday is not a Business Day, the next succeeding Business Day.

     "Auction  Period"  shall mean, during a Dutch  Auction  Rate
Period, each period from and including the Issue Date and, thereafter, the last Interest Payment Date for the immediately preceding Auction Period, Daily Rate Period, Weekly Rate Period, Multiannual Rate Period or Commercial Paper Rate Period, as the case may be, to and including the earliest of (i) June 30, 2022
(ii) the day next preceding the last Interest Payment Date in respect of each Auction Period and (iii) the last day of such Dutch Auction Rate Period.

     "Authenticating Agent" means the Trustee and any agent so designated in and appointed pursuant to Section 2.6 hereof.

     "Authorized Company Representative" means the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company or the person or persons at the time designated to act on behalf of the Company by any one of said officers, such designation in each case to be evidenced by a certificate furnished to the Issuer and the Trustee containing the specimen signature of such person or persons and signed on behalf of the Company by said officer.
     "Available Auction Bonds" shall have the meaning set forth in Section 3.4(e).

     "Bid" shall have the meaning set forth in Section 3.4(c) hereof.

     "Bidder" shall have the meaning set forth in Section 3.4(c) hereof.

     "Bond Insurance Policy" means the municipal bond insurance policy issued by the Bond Insurer insuring the payment when due of the principal of and interest on the Bonds as provided therein.

     "Bond   Insurer"   means  Ambac  Assurance  Corporation,   a
Wisconsin-domiciled stock insurance company, or any successor thereto.

     "Bonds" means the $30,000,000 aggregate principal amount of Pollution Control Revenue Refunding Bonds (Entergy Mississippi,
Inc. Project) Series 1999 authorized to be issued under this Indenture. "Bond" means any one of such Bonds.

     "Bond Counsel" means any firm of nationally recognized municipal bond counsel selected by the Issuer and acceptable to the Company and the Trustee.

     "Bond Fund" means the trust fund so designated which is established pursuant to Section 6.1 hereof.

     "Bondholder" or "holder of Bonds" or "owner of Bonds" or "Registered Owner" or "Owner" means the registered owner of any Bond other than the registered owner of any Bond which has been purchased pursuant to Section 4.3 and not surrendered for payment of the Purchase Price thereof.

     "Bond Purchase Fund" means the special fund of that name created pursuant to Section 4.4 hereof.

     "Bond   Register"  and  "Bond  Registrar"  shall  have   the
respective meanings specified in Section 2.3 hereof.

     "Broker-Dealer" shall mean any entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Dutch Auction Procedures (i) that is an Agent Member (or an affiliate of an Agent Member), (ii) that has been selected by the Auction Agent with the consent of the Company, and (iii) that has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

     "Broker-Dealer Agreement" shall mean each agreement between a Broker-Dealer and the Auction Agent, substantially in the form attached to the Auction Agent Agreement as Exhibit A, pursuant to which a Broker-Dealer, among other things, agrees to participate in Auctions as set forth in the Dutch Auction Procedures, as from time to time amended and supplemented.

     "Business  Day" or "business day" means any day  other  than
(i) a Saturday or Sunday or legal holiday or a day on which banking institutions in the city of New York, New York or in the city in which the Principal Offices of the Trustee or the Paying Agent are located are authorized or required by law to close or
(ii) a day on which the New York Stock Exchange is closed.

     "Code" shall mean the Internal Revenue Code of 1986, as heretofore or hereafter amended.

     "Commercial Paper Dealers" shall mean Lehman Commercial Paper Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated or, in lieu of any thereof, their respective affiliates or successors, provided that any such entity is a commercial paper dealer.

     "Commercial Paper/Treasury Rate" shall mean on any date of determination (i) in the case of any Auction Period of less than 49 days, the interest equivalent of the 30-day rate, (ii) in the case of any Auction Period of 49 days or more but less than 70 days, the interest equivalent of the 60-day rate, (iii) in the case of any Auction Period of 70 days or more but less than 85 days, the arithmetic average of the interest equivalent of the 60-day and 90-day rates, (iv) in the case of any Auction Period of 85 days or more but less than 99 days, the interest equivalent of the 90-day rate, (v) in the case of any Auction Period of 99 days or more but less than 120 days, the arithmetic average of the interest equivalent of the 90-day and 120-day rates, (vi) in the case of any Auction Period of 120 days or more but less than 141 days, the interest equivalent of the 120-day rate, (vii) in the case of any Auction Period of 141 days or more but less than 162 days, the arithmetic average of the interest equivalent of the 120-day and 180-day rates, (viii) in the case of any Auction Period of 162 days or more but less than 183 days, the interest equivalent of the 180-day rate, and (ix) in the case of any Auction Period of 183 days or more, the Treasury Rate with respect to such Auction Period, which rates shall be, in all cases other than the Treasury Rate, rates on commercial paper with the specified maturities placed on behalf of issuers whose corporate bonds are rated AA by S&P or the equivalent of such rating by S&P, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date of determination, or in the event that the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers, to the Auction Agent for the close of business on the Business Day immediately preceding such date of determination.

     If any Commercial Paper Dealer does not quote a commercial paper rate required to determine the Commercial Paper/Treasury Rate, the Commercial Paper/Treasury Rate shall be determined on the basis of such quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Company to provide such quotation or quotations not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or if the Company does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given day's maturity shall be equal to the product of (A) 100 and
(B) the quotient (rounded upwards to the next higher one-thousandth (.001) of 1%) of (x) the discount rate (expressed in decimals) and (y) the difference between (1) 1.00 and (2) a fraction the numerator of which shall be the product of the discount rate (expressed in decimals) times the number of days in which such commercial paper matures and the denominator of which shall be 360.

     "Commercial Paper Rate" means the interest rate for each Bond as determined with respect to such Bond as provided in
Section 3.2 hereof.

     "Commercial Paper Rate Conversion Date" means the day on which the Bonds accrue interest at a Commercial Paper Rate pursuant to Section 3.3 which is immediately preceded by a day on which the Bonds did not accrue interest at a Commercial Paper Rate.

     "Commercial Paper Rate Period" means with respect to any Bond, each period determined for such Bond as provided in Section
3.2 hereof.

     "Company" means Entergy Mississippi, Inc., a Mississippi corporation, and its permitted successors and assigns.

     "Company Mortgage" shall mean the Company's Mortgage and Deed of Trust dated as of February 1, 1988 to Bank of Montreal Trust Company, as corporate trustee, and Mark F. McLaughlin (successor to Z. George Klodnicki), as co-trustee, as heretofore and hereafter amended and supplemented, including the Fourteenth Supplemental Indenture dated as of May 1, 1999, pursuant to which the General Refunding Bonds will be issued.

     "Company Mortgage Trustees" shall mean the trustees under the Company Mortgage.

     "Conversion Date" means the day on which a particular type of interest rate becomes effective for the Bonds which is not immediately preceded by a day on which the Bonds have accrued interest at the same type of interest rate (and, when used with respect to any Multiannual Rate Period, a date which is not preceded by a Multiannual Rate Period of the same duration). Each Conversion Date shall be an Interest Payment Date for the Rate Period from which the Bonds are converted.

     "Counsel" means an attorney at law or law firm (who may be counsel for the Issuer or the Company).

     "Daily Rate" means the interest rate to be determined for the Bonds on each Business Day pursuant to Section 3.2 hereof.

     "Daily  Rate  Conversion Date" means the day  on  which  the
Bonds  accrue  interest at a Daily Rate pursuant to  Section  3.3 which is immediately preceded by a day on which the Bonds did not accrue interest at a Daily Rate.

     "Daily Rate Period" means each period during which the Bonds accrue interest at a particular Daily Rate.

     "Default" means any event which with the giving of notice or the lapse of time or both would constitute an Event of Default.

     "DTC" means The Depository Trust Company, New York, New York, its successors and their assigns or if The Depository Trust Company or its successor or assign resigns from its functions as depository for the Bonds, any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the Bonds and which is selected by the Issuer, at the direction of the Company, with the consent of the Market Agent.

     "Dutch Auction Procedures" shall mean the procedures set forth in Sections 3.4(c), (d), (e) and (f) hereof.

     "Dutch Auction Rate" shall mean the interest rate to be determined for the Bonds pursuant to Section 3.4 hereof.

     "Dutch Auction Rate Period" shall mean each period during which the Bonds accrue interest at a Dutch Auction Rate.

     "Electronic" notice means notice transmitted through a time-sharing terminal or facsimile machine, if operative as between any two parties, or if not operative, in writing or by telephone (promptly confirmed in writing).

     "Event  of  Default"  means any of the events  specified  in
Section 10.1 hereof to be an Event of Default.

     "Existing Holder" shall mean, for purposes of each Auction, a person who is listed as the beneficial owner of Bonds in the records of the Auction Agent as of the Regular Record Date in respect of the last Interest Payment Date for the Auction Period then ending.

     "Facilities" means, collectively, the Company's interest in certain pollution control facilities at the Plant, financed in part with the proceeds of the Prior Bonds.

     "Failure to Deposit" means any failure to make the deposits required by Section 3.5 hereof by the time specified therein.

     "Favorable Opinion of Bond Counsel" means an opinion of Bond Counsel addressed to the Issuer, the Company and the Trustee and stating, unless otherwise specified herein, that the action proposed to be taken is authorized or permitted by the laws of the State and this Indenture and such action will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes (other than as held by a "substantial user" of the Facilities or a "related person" within the meaning of the Code).

     "General and Refunding Bonds" shall mean the series of bonds issued and delivered under the Company Mortgage and held by the Trustee pursuant to Section 4.3 of the Refunding Agreement.
     "Government Securities" means (a) direct or fully guaranteed obligations of the United States of America (including any such securities issued or held in book-entry form), and (b) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company organized under the laws of the United States of America or of any state or territory thereof or of the District of Columbia, with a combined capital stock, surplus and undivided profits of at least $50,000,000; and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.

     "Hold  Order"  shall have the meaning set forth  in  Section
3.4(c) hereof.

     "Indenture" means this Trust Indenture, as amended or supplemented.

     "Index", on any date of determination, shall mean (1) the tax-exempt money market rate index for 30-day variable rate obligations prepared by the Market Agent published on The BLOOMBERG provided through Bloomberg Financial Markets of
Bloomberg L.P., or on Dalcomp system on such date of determination or (ii) if such rate is not published by 9:00 A.M., New York City time, on such date of determination, the interest index selected by the Market Agent representing the weighted average of the yield on tax-exempt commercial paper, or tax-exempt bonds bearing interest at a commercial paper rate or pursuant to a commercial paper mode, having a range of maturities or mandatory purchase dates between 25 and 36 days traded during the immediately preceding five Business Days.

     "Interest Payment Date" means (a) when used with respect to any particular Bond accruing interest at a Commercial Paper Rate, the day after the last day of each Commercial Paper Rate Period applicable thereto; (b) when used with respect to Bonds accruing interest at Daily or Weekly Rates, the first Business Day of each calendar month following a month in which interest at such rate has accrued; (c) when used with respect to Bonds accruing interest at a Multiannual Rate, the first day of the sixth calendar month following the month in which the Multiannual Rate Conversion Date or the commencement date of a Multiannual Rate Period preceded by a Multiannual Rate Period of the same duration occurs and the first day of each sixth month thereafter to which interest at such rate has accrued, and the day after the last day of each Multiannual Rate Period, except that the last Interest Payment Date for any Multiannual Rate Period which is followed by a Commercial Paper, Dutch Auction, Daily or Weekly Rate Period shall be the first Business Day of the sixth month following the preceding Interest Payment Date; (d) when used with respect to Bonds bearing interest at a Dutch Auction Rate, (i) for an Auction Period of 91 days or less, the Business Day immediately succeeding the last day of such Auction Period and (ii) for an Auction Period of more than 91 days, each 13th Tuesday after the first day of such Auction Period and the Business Day immediately succeeding the last day of such Auction Period (in each case, it being understood that in those instances where the immediately preceding Auction Date falls on a day that is not a Business Day, the Interest Payment Date with respect to the succeeding Auction Period shall be one Business Day immediately succeeding the next Auction Date); and (e) the Maturity Date.

     "Interest Period" means the period from and including any Interest Payment Date to and including the day immediately preceding the next following Interest Payment Date.

     "Interest Rate" or "interest rate" means a Commercial Paper,
Dutch Auction, Daily, Weekly or Multiannual Rate.

     "Issue Date" means, for each Bond, the actual date of first authentication and delivery of the Bonds.

     "Issuer" means Independence County, Arkansas, a political subdivision under the Constitution and laws of the State of Arkansas.

     "Letter of Representations" means the letter agreement among the Issuer, the Trustee, the Paying Agent and the Remarketing
Agent, and accepted by DTC, entered into in connection with DTC's book-entry-only system.

     "Market   Agent"  shall  mean  the  market  agent  appointed
pursuant to Section 12.6 hereof, and its successors and their assigns.

     "Maturity Date" means July 1, 2022.

     "Maximum  Dutch  Auction Rate" shall mean  on  any  date  of determination (i) if such determination is in respect of an Auction with respect to a Standard Auction Period, and is made during a Standard Auction Period, the interest rate per annum equal to the lesser of (A) 9.5% and (B) the Applicable Percentage of the greater of (a) the After-Tax Equivalent Rate, as determined on such date with respect to a Standard Auction Period and (b) the Index on such date or (ii) if such determination is in respect of an Auction with respect to an Auction Period which is not of the same duration as the Auction Period then ending, the interest rate per annum equal to the lesser of (A) 9.5% and
(B) the greatest of (a) the Applicable Percentage of the After-Tax Equivalent Rate, as determined on such date with respect to a Standard Auction Period, (b) the Applicable Percentage of the After-Tax Equivalent Rate, as determined on such date with respect to the Auction Period, if any, which is proposed to be established, (c) the Applicable Percentage of the After-Tax Equivalent Rate, as determined on such date with respect to the Auction Period then ending and (d) the Applicable Percentage of the Index on such date.

     "Minimum Dutch Auction Rate" shall mean on any date of determination the interest rate per annum equal to the lesser of
(i) 9.5%, (ii) 90% (as such percentage may be adjusted pursuant to Section 3.4(a) hereof) of the After-Tax Equivalent Rate on such date and (iii) 90% of the Index on such date.

     "Moody's" means Moody's Investors Service, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, with the consent of the Remarketing Agent and the Market Agent, with notice to the Trustee and the Auction Agent.

     "Multiannual Rate" means the interest rate to be determined for the Bonds for a term of one or more years pursuant to Section
3.2 hereof.

     "Multiannual Rate Conversion Date" means each day on which the Bonds accrue interest at a Multiannual Rate pursuant to
Section 3.3 hereof which is immediately preceded by a day on which the Bonds did not accrue interest at a Multiannual Rate or accrued interest at a Multiannual Rate for a Multiannual Rate Period of a different duration.

     "Multiannual Rate Period" means each period during which the Bonds accrue interest at a particular Multiannual Rate.

     "Order" shall have the meaning set forth in Section 3.4(c) hereof.

     "Outstanding" or "outstanding", in connection with Bonds means, as of the time in question, all Bonds authenticated and delivered under the Indenture, except:

     (a) Bonds theretofore cancelled or required to be cancelled under Section 2.11 hereof;

     (b) Bonds which are deemed to have been paid in accordance with Article XV hereof;

     (c) Bonds in lieu of or in exchange or in substitution for which other Bonds have been authenticated and delivered pursuant to Article II hereof;

     (d)  Bonds registered in the name of the Issuer; and

     (e)   On  or  after any Purchase Date for Bonds pursuant  to
Article IV hereof, all Bonds (or portions of Bonds) which are tendered or deemed to have been tendered for purchase on such date, provided that funds sufficient for such purchase are on deposit with the Paying Agent.

     In determining whether the owners of a requisite aggregate principal amount of Bonds outstanding have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions hereof, Bonds which are held by or on behalf of the Company or any affiliates thereof (unless all of the outstanding Bonds are then owned by said parties) shall be disregarded for the purpose of any such determination. Notwithstanding the foregoing, Bonds so owned which have been pledged in good faith shall not be disregarded as aforesaid if the pledgee has established to the satisfaction of the Bond Registrar the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Company or an affiliate thereof.

     "Overdue Rate" shall mean, on any date of determination, the lesser of (i) 9.5% and (ii) the Applicable Percentage (determined as if the Bonds had a prevailing rating of Below BBB/Baa) of the Index on such date.

     "Paying  Agent", "paying agent", "Co-Paying Agent"  or  "co-
paying  agent"  means any national banking association,  bank  or
trust  company  appointed pursuant to Section  9.1  hereof.   The
Trustee is the original Paying Agent.

     "Payments"  means  the  payments  payable  by  the   Company
pursuant  to  and  as required by Section 4.2  of  the  Refunding
Agreement.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, a trust, an unincorporated organization, a governmental body or a political subdivision, a municipal corporation, a public corporation or any other group or organization of individuals.

     "Plant" means the electric generating plant jointly owned by the Company and others located within the boundaries of the County near Newark, Arkansas and known as the Independence Steam
Electric Station.

     "Potential Holder" means any person, including any Existing Holder, who may be interested in acquiring the beneficial ownership of Bonds during a Dutch Auction Rate Period or, in the case of an Existing Holder thereof, the beneficial ownership of an additional principal amount of Bonds during a Dutch Auction Rate Period.

     "Prior Bonds" means, collectively, the 1982 Bonds and the 1982-A Bonds referred to in the preamble hereof.

     "Prior Indenture" means, collectively, the 1982 Indenture and the 1982-A Indenture referred to in the preamble hereof.

     "Prior  Trustee"  means The Bank of New York  (successor  to
Deposit Guaranty National Bank), and its successors and assigns, referred to in the preamble hereof.

     "Principal Office of the Paying Agent" or "Principal Office of the Co-Paying Agent" shall mean the office thereof designated in writing to the Trustee.

     "Purchase Date" means, with respect to each Bond, each day that such Bond is subject to purchase pursuant to Section 4.1 or
4.2 hereof.

     "Purchase Price" or "purchase price" for any Bond shall equal 100% of the principal amount of such Bond plus accrued interest, if any, to the Purchase Date, plus in the case of a Bond converted from a Multiannual Rate Period on a date when such Bond is also subject to optional redemption at a premium, an amount equal to the premium that would be payable on such Bond if redeemed on such date.

     "Rate Period" means the period during which a particular rate of interest determined for the Bonds is to remain in effect pursuant to Article III hereof.

     "Record  Date"  means, as the case may  be,  the  applicable
Regular or Special Record Date.

     "Refunding Date" means July 1, 1999, or such later date as may be established by the Company; provided, however, that the Refunding Date shall not be later than ninety (90) days following the date of delivery of the Bonds to the Underwriter.

     "Refunding Fund" shall mean the fund by that name created and established in Section 5.1 hereof.

     "Regular Record Date" means the close of business on  either
(a) the day (whether or not a Business Day) immediately preceding an Interest Payment Date in the case of Bonds accruing interest at Commercial Paper, Daily or Weekly Rates, (b) the second Business Day preceding an Interest Payment Date in the case of Bonds accruing interest at Dutch Auction Rates, or (c) the fifteenth day (whether or not a Business Day) of the calendar month immediately preceding the Interest Payment Date in the case of Bonds accruing interest at Multiannual Rates.

     "Release Date" means the date, if any, on which the General and Refunding Bonds are surrendered by the Trustee pursuant to
Section 4.3(g) of the Refunding Agreement.

     "Remarketing Agent" means Morgan Stanley & Co. Incorporated, and its successors as provided in Section 12.1 hereof. "Principal Office of the Remarketing Agent" means the office designated in writing to the Issuer, the Trustee and the Company.

     "Remarketing Agreement" means the Remarketing Agreement dated as of May 1, 1999 between the Company and the Remarketing Agent, as the same may be amended from time to time, and any remarketing agreement between the Company and a successor Remarketing Agent.

     "Revenues" means all amounts paid or payable by the Company in respect of the principal of, premium, if any, and interest on the General and Refunding Bonds, including without limitation amounts payable by the Company pursuant to Section 4.2 of the Refunding Agreement, and all receipts of the Trustee credited under the provisions of this Indenture against such payments.

     "S&P" means Standard & Poor's Ratings Group, a Division of the McGraw-Hill Companies, Inc., a New York corporation, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, with the consent of the Remarketing Agent and the Market Agent, by notice to the Trustee and the Auction Agent.

     "Securities   Depository"  means   any   "clearing   agency"
registered under Section 17A of the Securities Exchange Act of 1934, as amended.

     "Sell  Order"  shall have the meaning set forth  in  Section
3.4(c).

     "Special Record Date" means such date as may be fixed for the payment of defaulted interest in accordance with Section 2.7 hereof.

     "Standard  Auction Period" initially shall mean  an  Auction
Period of 35 days and after the establishment of a different period pursuant to Section 3.4(b) shall mean such different period.

     "State" means the State of Arkansas.

     "Submission Deadline " means 1:00 p.m., New York City time, on any Auction Date or such other time on any Auction Date by which Brokers-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

     "Submitted Bid" shall have the meaning set forth in  Section
3.4(e).

     "Submitted Hold Order" shall have the meaning set  forth  in
Section 3.4(e).

     "Submitted Order" shall mean have the meaning set  forth  in
Section 3.4(e).

     "Submitted Sell Order" shall have the meaning set  forth  in
Section 3.4(e).

     "Substitute Commercial Paper Dealer" shall mean Credit Suisse First Boston Corporation or Salomon Smith Barney Inc., or their respective affiliates or successors, if such person is a commercial paper dealer, provided that neither such person nor any of its affiliates or successors shall be a Commercial Paper Dealer.

     "Substitute  U.S. Government Securities Dealer"  shall  mean
Credit  Suisse First Boston Corporation or Salomon  Smith  Barney
Inc.,   or  their  respective  successors  and  their  respective
assigns.

     "Sufficient Clearing Bids" shall have the meaning set forth in Section 3.4(e) hereof.

     "Treasury Rate" shall mean on any date of determination for any Auction Period, (i) the bond equivalent yield calculated in accordance with prevailing industry convention of the rate on the most recently auctioned direct obligations of the U.S. Government having a maturity at the time of issuance of 364 days or less with a remaining maturity closest to the length of such Auction Period as quoted in The Wall Street Journal on such date for the Business Day next preceding such date; or (ii) in the event that any such rate is not published by The Wall Street Journal, then the bond equivalent yield calculated in accordance with prevailing industry convention as calculated by reference to the arithmetic average of the bid price quotations of the most recently auctioned direct obligations of the U.S. Government having a maturity at the time of issuance of 364 days or less with a remaining maturity closest to the length of such Auction Period, based on bid price quotations on such date obtained by the Auction Agent from the U.S. Government Securities Dealers; provided, that, if any U.S. Government Securities Dealer does not provide a bid price quotation required to determine the Treasury Rate, the Treasury Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S.
Government Securities Dealer or Dealers and any Substitute U.S. Government Securities Dealer or Dealers selected by the Company to provide such rate or rates not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers, as the case may be, or, if the Company does not select any such Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers, by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers.

     "Trustee" means Chase Bank of Texas, National Association, and its successor for the time being in the trust hereunder.
"Principal Office of the Trustee" means the principal corporate trust office of the Trustee.

     "Underwriter" means Morgan Stanley & Co. Incorporated..

     "U.   S.   Government  Securities  Dealers"   means   Lehman
Government  Securities  Incorporated,  Merrill  Lynch  Government
Securities, Inc., and Morgan Stanley & Co. Incorporated, or their respective successors and their respective assigns.

     "Weekly Rate" means the interest rate to be determined for the Bonds on a weekly basis pursuant to Section 3.2 hereof.

     "Weekly  Rate Conversion Date" means each day on  which  the
Bonds  accrue interest at a Weekly Rate pursuant to  Section  3.3 hereof which is immediately preceded by a day on which the Bonds did not accrue interest at a Weekly Rate.

     "Weekly Rate Period" means the period during which the Bonds accrue interest at a particular Weekly Rate.

     "Winning  Bid  Rate"  shall have the meaning  set  forth  in
Section 3.4(e) hereof.

     "Written Order" means a written order or other written instructions signed in the name of the Issuer by the County Judge and delivered to the Trustee.

     The words "hereof", "herein", "hereto", "hereby" and "hereun der" and other equivalent words and phrases (except in the form of Bond) refer to the entire Indenture. Unless otherwise noted, all Section and Article references are to sections and articles in this Indenture.

                           ARTICLE II

                           THE BONDS

     SECTION 2.1. Amount, Terms, and Issuance of Bonds. The Bonds shall, except as provided in Section 2.9 hereof, be limited to $30,000,000 in aggregate principal amount and shall contain substantially the terms recited in the form of bond attached hereto as Exhibit A with such changes and variations as may be necessary to conform to the provisions hereof. The Bonds may have such additional legends thereon as shall be customary in the industry or deemed necessary by the Trustee in order to provide for an orderly transition of Bonds bearing interest at a Commerci al Paper Rate to Bonds bearing interest at a Dutch Auction Rate, Daily Rate or Weekly Rate as permitted by Section 3.2(b). No bonds other than the Bonds may be issued under this Indenture. No Bonds may be issued under this Indenture except in accordance with this Article.

     Pursuant to recommendations promulgated by the Committee on Uniform Security Identification Procedures, "CUSIP" numbers may be printed on the Bonds. The Bonds may bear such endorsement or legend satisfactory to the Trustee as may be required to conform to usage or law with respect thereto.

     The Issuer may issue the Bonds upon the execution of this Indenture, and the Trustee shall, at the Issuer's request evidenced by a Written Order, authenticate the Bonds and deliver them as specified in such Written Order.

     SECTION  2.2.    Designation,  Denominations,  Maturity  and
Form.   The  Bonds  shall  be  designated  "Independence  County,
Arkansas  Pollution  Control  Revenue  Refunding  Bonds  (Entergy
Mississippi, Inc. Project) Series 1999".

     All  Bonds  shall be dated the date of their authentication.
The Bonds shall mature on the Maturity Date.

     All Bonds accruing interest at Dutch Auction, Daily or Weekly Rates shall be issued in denominations of $100,000 and
whole   multiples  thereof.   All  Bonds  accruing  interest   at
Commercial Paper Rates shall be issued in denominations of $100,000 and any integral multiples of $1,000 in excess thereof. All Bonds accruing interest at a Multiannual Rate shall be in denominations of $5,000 and whole multiples thereof.

     SECTION 2.3. Registered Bonds Required; Bond Registrar and Bond Register. All Bonds shall be issued in fully registered form without coupons. The Bonds shall be registered upon original issuance and upon subsequent transfer or exchange as provided in this Indenture.

     The Issuer shall designate, at the direction of the Company, one or more persons to act as "Bond Registrar" for the Bonds provided that the Bond Registrar appointed for the Bonds shall be either the Trustee, the Paying Agent or a person which would meet the requirements for qualification as a successor trustee imposed by Section 11.8. The Issuer hereby appoints the Trustee as initial Bond Registrar. Any Person other than the Trustee undertaking to act as Bond Registrar shall first execute a written agreement, in form satisfactory to the Trustee and the Company, to perform the duties of a Bond Registrar under this Indenture, which agreement shall be filed with the Trustee and the Company. The Paying Agent and Bond Registrar, in performing their respective duties hereunder, shall be entitled to the same protective provisions in the performance of their respective duties as are specified in Article XI of this Indenture with respect to the Trustee hereunder to the same extent and as fully for all intents and purposes as though the Paying Agent and Bond Registrar had been expressly named therein in place of such Trustee and as though the applicable provisions of Article XI of this Indenture had been set forth herein at length.

     The Bond Registrar shall act as registrar and transfer agent for the Bonds. The Issuer shall cause to be kept at an office of the Bond Registrar a register (herein sometimes referred to as the "Bond Register") in which, subject to such reasonable regulations as it, the Trustee or the Bond Registrar may prescribe, the Issuer shall provide for the registration of the Bonds and for the registration of transfers of the Bonds. The Issuer shall cause the Bond Registrar to designate, by a written notification to the Trustee, a specific office location (which may be changed from time to time, upon similar notification) at which the Bond Register is kept.

     The Bond Registrar shall at any time as reasonably requested by the Trustee, the Paying Agent or the Remarketing Agent, certify and furnish to the Trustee, the Paying Agent, the Remarketing Agent and any Paying Agent as the Trustee shall specify, the names, addresses, and holdings of Bondholders and any other relevant information reflected in the Bond Register, and the Trustee, the Remarketing Agent and any such Paying Agent shall for all purposes be fully entitled to rely upon the information so furnished to them and shall have no liability or responsibility in connection with the preparation thereof.

     SECTION 2.4. Transfer and Exchange. Upon surrender for registration of transfer of any Bond at the designated office of the Bond Registrar, the Issuer shall execute and the Trustee or its Authenticating Agent shall authenticate and deliver in the name of the transferee or transferees, one or more new fully registered Bonds of authorized denomination for the aggregate principal amount which the Registered Owner is entitled to receive.

     At the option of the owner, Bonds may be exchanged for other Bonds of any other authorized denomination, of a like aggregate principal amount and accruing interest at the same Interest Rate, upon surrender of the Bonds to be exchanged at the office of the Bond Registrar. Whenever any Bonds are so surrendered for exchange, the Issuer shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver, the Bonds which the Bondholder making the exchange is entitled to receive.

     All Bonds presented for registration of transfer or exchange shall be accompanied by a written instrument or instruments of transfer or authorization for exchange, in form and with guaranty of signature satisfactory to the Bond Registrar, duly executed by the owner or by his attorney duly authorized in writing, and such documentation as the Bond Registrar shall reasonably require.

     No service charge shall be made to a Bondholder for any exchange or registration of transfer of Bonds, but the Issuer or the Bond Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     New Bonds delivered upon any registration of transfer or exchange shall be valid obligations of the Issuer, evidencing the same debt as the Bonds surrendered, shall be secured by this Indenture and shall be entitled to all of the security and benefits hereof to the same extent as the Bonds surrendered.

     Except as provided above or in Article IV hereof, the Trustee shall not be required to effect any transfer or exchange during the 15 days immediately preceding the date of mailing of any notice of redemption or at any time following the mailing of any such notice in the case of Bonds selected for such redemption.

     SECTION 2.5. Execution. All the Bonds shall, from time to time, be executed on behalf of the Issuer by the manual or facsimile signature of the County Judge, its seal (which may be in facsimile) shall be thereunto affixed (or printed or engraved or otherwise reproduced thereon if in facsimile), and attested by the manual or facsimile signature of the County Clerk of the
Issuer. A facsimile signature shall have the same force and effect as if personally signed.

     If any of the officers whose manual or facsimile signatures shall be upon the Bonds shall cease to be such officers of the Issuer before such Bonds shall have been actually authenticated by the Trustee or delivered by the Issuer, such Bonds nevertheless may be authenticated, issued and delivered with the same force and effect as though the person or persons whose signature shall be upon such Bonds had not ceased to be such officer or officers of the Issuer; and also any such Bonds may be signed and sealed on behalf of the Issuer by those persons who, at the actual date of the execution of such Bond, shall be the proper officers of the Issuer, although at the nominal date of such Bonds any such person shall not have been such officer of the Issuer.

     SECTION 2.6. Authentication; Authenticating Agent. No Bond shall be valid for any purpose until the Certificate of Authentication substantially in the form set forth in Exhibit A attached hereto has been duly executed in accordance herewith by the Trustee, and such authentication shall be conclusive proof that such Bond has been duly authenticated and delivered under this Indenture and that the owner thereof is entitled to the benefit of the trust hereby created.

     If the Bond Registrar is other than the Trustee, the Trustee may appoint the Bond Registrar as an Authenticating Agent with the power to act on the Trustee's behalf and subject to its direction in the authentication and delivery of Bonds in connection with the registration of transfers and exchanges under
Section 2.4 hereof, and the authentication and delivery of Bonds by an Authenticating Agent pursuant to this Section shall, for all purposes of this Indenture, be deemed to be the authentication and delivery "by the Trustee".

     Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible as a Bond Registrar under Section 2.3, without the execution or filing of any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee, the Issuer and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Issuer and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee may, with the consent of the Company (which shall not be unreasonably withheld) appoint a successor Authenticating Agent, shall give written notice of such appointment to the Issuer, and shall mail notice of such appointment to all owners of Bonds as the names and addresses of such owners appear on the Bond Register.

     SECTION 2.7. Payment of Principal and Interest; Interest Rights Preserved. (a) The principal or redemption price of any Bond shall be payable in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public or private debts upon presentation and surrender of such Bond to the Principal Office of the Paying Agent or the Principal Office of the Co-Paying Agent. The
principal or redemption price of (and related interest on) the Bonds shall be payable in immediately available funds. Such payment shall be made to the Registered Owner of the Bond so delivered, as shown on the registration books maintained by the Bond Registrar.

     (b) Subject to the further provisions of Article III hereof, each Bond shall accrue interest and be payable as to interest as follows:

          (i) Each Bond shall accrue interest (at the applicable rate determined pursuant to Article III hereof) (A) from the date of authentication, if authenticated on an Interest Payment Date to which interest has been paid or duly provided for, or (B) from the last preceding Interest Payment Date to which interest has been paid in full or duly provided for (or the Issue Date if no interest thereon has been paid or duly provided for) in all other cases.

          (ii) Subject to the provisions of paragraph (c) below, the interest due on any Bond on any Interest Payment Date (except on the Maturity Date) shall be payable for the immediately preceding Interest Period and will be paid to the Registered Owner of such Bond as shown on the registration books kept by the Bond Registrar as of the Regular Record Date. The amount of interest so payable on any Interest Payment Date shall be computed (A) on the basis of a 365- or 366-day year, as appropriate, for the actual number of days elapsed during Daily Rate Periods, Commercial Paper Rate Periods or Weekly Rate Periods, (B) on the basis of a 360-day year for the number of days actually elapsed during Dutch Auction Rate Periods, and (C) on the basis of a 360-day year of twelve 30-day months during Multiannual Rate Periods.

          (iii) So long as the Bonds are held in book-entry-only form, all payments of interest on the Bonds shall be paid to the Registered Owners entitled thereto in immediately available funds by wire transfer to a bank within the continental United States or deposited to a designated account if such account is maintained with the Paying Agent as directed by the Registered Owner in writing or as otherwise directed in writing; otherwise all payments of interest on the Bonds (except on the Maturity Date or at redemption of the Bonds) shall be paid by check mailed to the address of the Registered Owner, as such address shall appear on the books maintained by the Bond Registrar.

          (iv) Interest accrued during any Commercial Paper Rate Period or due on the Maturity Date or at redemption of the Bonds shall be paid only upon presentation and surrender of Bonds and shall be paid to the Registered Owner of the Bond so delivered, as shown on the registration books maintained by the Bond Registrar.

     (c) Any interest on any Bond which is payable, but is not punctually paid or provided for, on any Interest Payment Date (except on the Maturity Date) and within any applicable grace period (herein called "Defaulted Interest") shall forthwith cease to be payable to the owner of such Bond on the relevant Regular Record Date by virtue of having been such owner, and such Defaulted Interest shall be paid to the person in whose name the Bond is registered at the close of business on a Special Record Date to be fixed by the Trustee, such date to be no more than 15 nor fewer than 10 days prior to the date of proposed payment.
The Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Bondholder at his address as it appears in the Bond Register, not fewer than 10 days prior to such Special Record Date.

     Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon registration of transfer of or exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

     SECTION 2.8. Persons Deemed Owners. The Issuer, the Trustee, any Paying Agent, the Auction Agent, the Bond Registrar and any Authenticating Agent may deem and treat the person in whose name any Bond is registered as the absolute owner thereof (whether or not such Bond shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Issuer, the Trustee, any Paying Agent, the Bond Registrar or the Authenticating Agent) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.7) interest on, such Bond, and for all other purposes, and neither the Issuer, the Trustee, any Paying Agent, the Auction Agent, the Bond Registrar, the Remarketing Agent nor the Authenticating Agent shall be affected by any notice to the contrary. All such payments so made to any such Registered Owner shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Bond.

     SECTION  2.9.   Mutilated, Destroyed, Lost or Stolen  Bonds.
(a) If any Bond shall become mutilated, lost, stolen or destroyed, the affected Bondholder shall be entitled to the issuance of a substitute Bond only as follows:

          (A) in the case of a lost, stolen or destroyed Bond, the Bondholder shall (i) provide notice of the loss, theft or destruction to the Trustee within a reasonable time after the Bondholder receives notice of the loss, theft or destruc tion, (ii) request the issuance of a substitute Bond and
     (iii) provide evidence, satisfactory to the Trustee, of the ownership and the loss, theft or destruction of the affected Bond;

          (B) in the case of a mutilated Bond, the Bondholder shall surrender the Bond to the Trustee for cancellation;
     and

          (C) in all cases, the Bondholder shall provide indem nity against any and all claims arising out of or otherwise related to the issuance of substitute Bonds pursuant to this
     Section 2.9 satisfactory to the Issuer, the Trustee and the Company.

     Upon compliance with the foregoing, a new Bond of like tenor and denomination, executed by the Issuer, shall be authenticated by the Trustee or Authenticating Agent and delivered to the Bondholder, all at the expense of the Bondholder to whom the substitute Bond is delivered.

     Notwithstanding the foregoing, the Trustee or Authenticating Agent shall not be required to authenticate and deliver any substitute Bond for a Bond which has been called for redemption or which has matured or is about to mature or which shall have been purchased pursuant to Section 4.3 hereof and, in any such case, the principal, redemption price or Purchase Price and interest then due or becoming due shall be paid by the Trustee or a Paying Agent in accordance with the terms of the mutilated, lost, stolen or destroyed Bond without substitution therefor.

     (b) Every substituted Bond issued pursuant to this Section shall constitute an additional contractual obligation of the Issuer and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder unless the Bond alleged to have been destroyed, lost or stolen shall be at any time enforceable by a bona fide purchaser for value without notice. In the event the Bond alleged to have been destroyed, lost or stolen shall be enforceable by anyone, the Issuer may recover the substitute Bond from the Bondholder to whom it was issued or from anyone taking under the Bondholder except a bona fide purchaser for value without notice.

     (c) All Bonds shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or investment or other securities without their surrender.

     SECTION 2.10. Temporary Bonds. Pending preparation of definitive Bonds, or by agreement with the purchasers of all Bonds, the Issuer may issue, and, upon its request, the Trustee or Authenticating Agent shall authenticate, in lieu of definitive Bonds one or more temporary printed or typewritten Bonds of substantially the tenor recited above in any denomination authorized under Section 2.2. Upon request of the Issuer, the Trustee shall authenticate definitive Bonds in exchange for and upon surrender of an equal principal amount of temporary Bonds. Until so exchanged, temporary Bonds shall have the same rights, remedies and security hereunder as definitive Bonds.

     SECTION 2.11. Cancellation of Surrendered Bonds. Bonds surrendered for payment, redemption, transfer or exchange and Bonds surrendered to the Trustee by the Issuer or by the Company for cancellation shall be cancelled by the Trustee and a certificate of cancellation shall be delivered to the Company.

     SECTION 2.12. Limited Obligation. The Bonds, together with interest thereon, shall be payable from the Trust Estate and shall be a valid claim of the holders thereof only against the Trust Estate, including, without limitation, the Revenues pledged to the Bonds, which Revenues are pledged and assigned for the equal and ratable payment of the Bonds (principal, premium, if any, and interest) and shall be used for no other purpose than to pay the principal of, premium, if any, and interest on the Bonds, except as may be otherwise expressly authorized in this Indenture. The Bonds (including premium, if any) and interest thereon shall not constitute an indebtedness or pledge of the general credit of the Issuer or the State, within the meaning of any constitutional or statutory provision and shall never be paid in whole or in part out of any funds raised or to be raised by taxation or any other funds of the Issuer.

     SECTION 2.13. Book-Entry Registration of Bonds. The Bonds shall be initially registered in the name of Cede & Co., as nominee for DTC, as registered owner of the Bonds, and held in the custody of DTC. The Issuer, the Trustee, the Paying Agent, the Auction Agent, the Tender Agent and the Remarketing Agent acknowledge that the Issuer has executed and delivered the Letter of Representations and that the terms and provisions of the
Letter of Representations shall govern in the event of any inconsistency between the provisions of this Indenture and the Letter of Representations, including, without limitation, the terms and provisions thereof relating to payment of the principal, premium, if any, interest, or Purchase Price with respect to the Bonds. A single bond certificate for the Bonds will be issued and delivered to DTC. The beneficial owners will not receive physical delivery of Bond certificates except as provided in the Letter of Representations. Beneficial owners are expected to receive a written confirmation of their purchase providing details of each Bond acquired. For so long as DTC shall continue to serve as Securities Depository for the Bonds as provided herein, all transfers of beneficial ownership interests will be made by book-entry only, and no investor or other party purchasing, selling or otherwise transferring beneficial ownership of Bonds is to receive, hold or physically deliver any Bond certificate.

     For every transfer and exchange of the Bonds, the beneficial owner may be charged a sum sufficient to cover such beneficial owner's allocable share of any tax, fee or other governmental charge that may be imposed in relation thereto.

     The Issuer, the Company, the Trustee and the Paying Agent will recognize DTC or its nominee as the Bondholder for all purposes under this Indenture, including notices and voting.

     Neither the Issuer nor the Trustee are responsible for the performance by DTC of any of its obligations, including, without limitation, the payment of moneys received by DTC, the forwarding of notices received by DTC or the giving of any consent or proxy in lieu of consent.

     Whenever during the term of the Bonds the beneficial ownership thereof is determined by a book entry at DTC, the requirements of this Indenture of holding, delivering or transferring Bonds shall be deemed modified to require the appropriate person to meet the requirements of DTC as to registering or transferring the book entry to produce the same effect.

     If at any time DTC ceases to hold the Bonds, all references herein to DTC shall be of no further force or effect.

     Notwithstanding the foregoing, while the Bonds are accruing interest at a Dutch Auction Rate and are issued in book-entry only form, the provisions of Section 3.4(g) shall control in the event of any inconsistency.

                          ARTICLE III

                  INTEREST RATES ON THE BONDS

     SECTION 3.1. Initial Interest Rate. All Bonds shall accrue interest initially at a Dutch Auction Rate of 3.25% per annum. The first Auction shall occur on June 28, 1999 and the first Interest Payment Date is June 29, 1999. The Bonds shall bear interest at the Dutch Auction Rate unless and until the Rate Period for the Bonds is converted to a different Rate Period or until the Maturity Date.

     SECTION 3.2.   Determination of Interest Rates.

     (a)  Determination by Remarketing Agent.

          (i) For any Rate Period other than a Dutch Auction Rate Period, the Interest Rate shall be determined by the Remarketing Agent as the rate of interest which, in the judgment of the Remarketing Agent, would cause the Bonds to have a market value as of the date of determination equal to the principal amount thereof, taking into account prevailing market conditions, and with respect to Commercial Paper Rates, the Remarketing Agent shall determine the Commercial Paper Rate and the Commercial Paper Rate Period for each Bond at such rate and for such period as it deems advisable in order to minimize the net interest cost on the Bonds, taking into account prevailing market conditions.

          (ii) In the event the Remarketing Agent fails for any reason to determine or notify the Trustee of the Interest
     Rate  for  any Rate Period, other than a Dutch Auction  Rate
     Period:

               (1) The Interest Rate then in effect for Bonds that accrue interest at Daily Rates will remain in effect from day to day until the Trustee is notified of a new Daily Rate determined by the Remarketing Agent.

               (2) The Interest Rate then in effect for Bonds that accrue interest at Weekly Rates will remain in effect from week to week until the Trustee is notified of a new Weekly Rate determined by the Remarketing Agent.

               (3) The Interest Rate for any Bond that accrues interest at Commercial Paper Rates and for which a Commercial Paper Rate and Commercial Paper Rate Period is not determined shall be equal to 100% of the prime commercial paper rate (30 days) shown in the table captioned "short-term tax-exempt yields" in the edition of The Bond Buyer published on the day on which such rate is determined or, if such rate is not published on that day, the most recent publication of such rate, and the Rate Period for such Bond shall extend to the day preceding the next Business Day, until the Trustee is notified of a new Commercial Paper Rate and Commercial Paper Rate Period determined for such Bond by the Remarketing Agent.

               (4) The Interest Rate then in effect for Bonds that accrue interest at the Multiannual Rate will be automatically converted to Commercial Paper Rates with Commercial Paper Rate Periods of one Business Day until the Trustee is notified of a new Interest Rate and Rate Period by the Company and the Remarketing Agent.

          (iii) All determinations of Interest Rates pursuant to this Section shall be conclusive and binding upon the Issuer, the Company, the Trustee, the Paying Agent, any Co-Paying Agent and the Owners of the Bonds to which such rates are applicable.

          (iv) The Interest Rate in effect for Bonds during any Rate Period shall be available to Owners on the date such Interest Rate is determined, between 1:00 p.m. and 5:00 p.m., New York City time, from the Remarketing Agent or the Trustee at their principal offices and shall also be communicated by the Remarketing Agent to the Company and to the Bond Insurer by telephonic or Electronic notice.

          (v) During any transitional period for a conversion from a Commercial Paper Rate Period to a Dutch Auction Rate, Daily Rate or Weekly Rate Period in which the Remarketing Agent is setting different Commercial Paper Rate Periods in order to effect an orderly transition of such conversion, Bonds bearing interest at the Commercial Paper Rate shall be governed by the provisions of this Indenture applicable to Commercial Paper Rate Periods and Commercial Paper Rates, and Bonds bearing interest at the Dutch Auction Rate, Daily Rate or Weekly Rate, as applicable, shall be governed by the provisions of this Indenture applicable to such Daily Rates and Daily Rate Periods or Weekly Rates and Weekly Rate Periods, as the case may be.

     (b) Commercial Paper Rates. The Bonds shall bear interest at the Commercial Paper Rate for each Commercial Paper Rate Period as determined in accordance with this subsection (b). The Commercial Paper Rate borne by the Bonds shall not exceed 9.5% per annum. Notwithstanding the foregoing, no Commercial Paper Rate Period may be established which exceeds 270 days or, if the Remarketing Agent has given or received notice of any conversion to a Multiannual Rate Period, the remaining number of days prior to the Conversion Date or, if the Remarketing Agent has given or received notice of any conversion to a Dutch Auction Rate, Daily Rate or Weekly Rate, the length of each Commercial Paper Rate Period for each Bond shall be determined by the Remarketing Agent to be either (A) that length of period that, as soon as possible, shall enable the Commercial Paper Rate Periods for all Bonds to end on the day before the Conversion Date, or (B) that length of period which, based on the Remarketing Agent's judgment, will best promote an orderly transition to the next Rate Period.

     Commercial Paper Rates on, and Commercial Paper Rate Periods for, the Bonds shall be determined as follows:

          (i) The Commercial Paper Rate on a Bond for a specific Commercial Paper Rate Period shall be the rate established by the Remarketing Agent no later than 1:00 p.m. (New York City time) on the first Business Day of that Commercial Paper Rate Period as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, to enable the Remarketing Agent to sell such Bond on that day at a price equal to the principal amount thereof, and such Commercial Paper Rate shall be provided to the Trustee and to the Bond Insurer by the Remarketing Agent by telephonic or Electronic notice by 1:00 p.m., New York City time, on that same day.
     Unless the Bonds are in book-entry form, the Trustee will deliver certificates for such Bonds to the Remarketing Agent not later than 2:45 p.m., New York City time, on such Business Day against receipt of payment therefor.

          (ii) Each Commercial Paper Rate Period applicable to a Bond shall be determined by the Remarketing Agent on or prior to the first Business Day of such Commercial Paper Rate Period (but no later than 1:00 p.m. (New York City time) on the first Business Day of the Commercial Paper Rate Period) as that period which will, in the judgment of the Remarketing Agent, produce the greatest likelihood of the lowest net interest cost during the term of the Bonds; provided that each Commercial Paper Rate Period shall be from one to 270 days in length, shall commence on a Business Day, shall end on a day preceding a Business Day or the day preceding the Maturity Date, and in any event shall end no later than the day preceding the Maturity Date. Each Bond may bear interest at a different Commercial Paper Rate and for a Commercial Paper Rate Period different from any other Bond. The Commercial Paper Rate Period shall be provided to the Trustee and the to Bond Insurer by the Remarketing Agent by telephonic or Electronic notice by 1:00 p.m., New York City time, on that same day.

          The Remarketing Agent may, in the reasonable exercise of its judgment, (1) determine Commercial Paper Rate Periods that result in Commercial Paper Rates on the Bonds that are higher than would be borne by Bonds with shorter Commercial Paper Rate Periods in order to increase the likelihood of achieving the lowest net interest cost during the term of the Bonds by assuring the availability of such Commercial Paper Rates for the longer Commercial Paper Rate Periods, and (2) in view of the uncertainties involved in anticipating Commercial Paper Rates, establish different Commercial Paper Rate Periods for Bonds on the same date in order to achieve an average of Commercial Paper Rate Periods that, in the reasonable exercise of its judgment, is most likely to achieve the lowest net interest cost during the term of the Bonds.

          The determination of the Commercial Paper Rate Periods by the Remarketing Agent will be based upon the relative market yields of Bonds bearing interest at a Commercial Paper Rate and other securities that bear interest at a variable rate or at fixed rates that, in the reasonable exercise of the judgment of the Remarketing Agent, are otherwise comparable to the Bonds, or any fact or circumstance relating to the Bonds or affecting the market for the Bonds or affecting such other comparable securities in a manner that, in the reasonable exercise of the judgment of the Remarketing Agent, will affect the market for the
     Bonds. The Remarketing Agent, in its discretion, may consider such information and resources as it deems appropriate in making the determinations described in this paragraph, including consultations with the Company, but the Remarketing Agent's determination of the Commercial Paper Rate Period for each Bond will be based solely upon the reasonable exercise of the Remarketing Agent's judgment.

     (c) Daily Rates. A Daily Rate shall be established for each Daily Rate Period as follows:

          (i) Daily Rate Periods shall commence on a Daily Rate Conversion Date which shall be a Business Day and thereafter, prior to the next Conversion Date, on each Business Day thereafter until the Rate Period for the Bonds is converted to another Rate Period and shall extend to, but not include, the next succeeding Business Day.

          (ii) The Daily Rate for each Daily Rate Period shall be effective from and including the commencement date thereof and shall remain in effect to, but not including, the next succeeding Business Day. Each such Daily Rate shall be determined not later than 10:30 a.m., New York City time, on the first Business Day of the Daily Rate Period to which it relates and provided to the Trustee and to the Bond Insurer by the Remarketing Agent by Electronic notice by 12:00 noon, New York City time, on that same day; provided that no notice need be given if the Daily Rate then in effect is to be the Daily Rate for the next Daily Rate Period. The Daily Rate borne by the Bonds shall not exceed 9.5% per annum.

     (d) Weekly Rates. A Weekly Rate shall be determined for each Weekly Rate Period as follows:

          (i) Weekly Rate Periods shall commence on a Wednesday and end on Tuesday of the following week, or, if earlier, the day preceding the Maturity Date, and each Weekly Rate Period shall be followed by another Weekly Rate Period until the Rate Period of the Bonds is converted to another Rate Period or until the Maturity Date; provided that (A) in the case of a conversion to a Weekly Rate Period from a differ ent Rate Period, the Weekly Rate Period shall commence on the Weekly Rate Conversion Date and shall end on Tuesday of the following week, or, if earlier, the day preceding the Maturity Date; and (B) in the case of a conversion from a Weekly Rate Period to a different Rate Period, the last Weekly Rate Period prior to conversion shall end on the last day immediately preceding the Conversion Date to the new Rate Period.

          (ii) The Weekly Rate for each Weekly Rate Period shall be effective from and including the commencement date of such period and shall remain in effect through and including the last day thereof. Each such Weekly Rate shall be deter mined by the Remarketing Agent not later than 10:00 a.m., New York City time, on the commencement date of the Weekly Rate Period to which it relates and provided to the Trustee and to the Bond Insurer by the Remarketing Agent by written, telephonic or Electronic notice by 12:00 noon, New York City time, on such date. The Weekly Rate borne by the Bonds shall not exceed 9.5% per annum.

     (e)   Multiannual  Rates.   A  Multiannual  Rate  shall   be
determined for each Multiannual Rate Period as follows:

          (i) Each Multiannual Rate Period shall be followed by another Multiannual Rate Period of the same duration until the Rate Period for the Bonds is converted to a different Rate Period or a Multiannual Rate Period of a different duration or until the Maturity Date.

          (ii) Multiannual Rate Periods shall (A) remain in effect for a term of twelve (12) calendar months or any whole multiple thereof selected by the Company, (B) commence on a Multiannual Rate Conversion Date or the commencement date of the following Multiannual Rate Period of the same duration, and (C) end on the day preceding either the commencement date of the following Multiannual Rate Period, the Conversion Date on which a different Rate Period shall become effective or the Maturity Date.

          (iii)       The   Multiannual  Rate   for   each   such
     Multiannual Rate Period shall be determined not later than 12:00 noon, New York City time, on the Business Day immedi ately preceding the commencement date of the Multiannual Rate Period to which it relates and provided to the Trustee and to the Bond Insurer by the Remarketing Agent by written, telephonic or Electronic notice by the close of business on such Business Day. The Multiannual Rate borne by the Bonds shall not exceed 9.5% per annum.

          The Multiannual Rate for each Multiannual Rate Period shall be effective from and including the commencement date of such period and remain in effect through and including the last day thereof.

     (f)   Dutch  Auction  Rates.  The Dutch Auction  Rates,  the
Dutch Auction Rate Periods and the Auction Periods shall be determined and shall commence and end on the days determined in accordance with Section 3.4 hereof.

     SECTION  3.3.    Conversions  Between  Rate  Periods.    The
Company may elect to convert the Bonds from one Rate Period to another as follows:

     (a)  Conversion Dates.

          (i) If the conversion is from Commercial Paper Rate Periods, the Conversion Date, if the Bonds are being converted to a Multiannual Rate, must be the date on which interest is payable on all of the Bonds accruing interest at Commercial Paper Rates, and if the conversion is from a Commercial Paper Rate Period to a Daily Rate or Weekly Rate, there may be more than one Conversion Date in accordance with Section 3.2(b); however, the Conversion Date with respect to each Bond must be the date on which interest at the Commercial Paper Rate is payable on such Bonds.

          (ii)  If the conversion is from a Daily or Weekly  Rate
     Period, the Conversion Date must be an Interest Payment Date on which interest is payable for the Daily or Weekly Rate
     Period from which the conversion is made.

          (iii) If the conversion is from a Multiannual Rate Period, the Conversion Date may be the day following the end of the Multiannual Rate Period or any date on which the Bonds are also subject to optional redemption pursuant to
     Section 8.1 hereof.

          (iv)  If  the  conversion is from a Dutch Auction  Rate
     Period,  the  Conversion  Date must  be  the  last  Interest
     Payment Date in respect of that Dutch Auction Rate Period.

     (b) Notices by Company. The Company shall give notice of any proposed conversion to the Trustee, the Bond Insurer and the Remarketing Agent not fewer than three Business Days prior to the date the notice to Bondholders must be given pursuant to Section 3.3(c) of the proposed conversion from a Commercial Paper, Daily, Weekly, Dutch Auction or Multiannual Rate Period or of a conversion of the Multiannual Rate Period to a Multiannual Rate Period of a different duration (other than a conversion pursuant to Section 3.2(a)(ii)(4) of this Indenture).

     (c) Notices by Trustee. The Trustee shall give notice by first class mail, of the proposed conversion to the Registered Owners of Bonds accruing interest at Dutch Auction, Commercial Paper, Daily or Weekly Rates not less than 15 days before the proposed Conversion Date and to Registered Owners of Bonds accruing interest at a Multiannual Rate not less than 30 days before the proposed Conversion Date (other than a conversion pursuant to Section 3.2(a)(ii)(4) of this Indenture). Such notice shall state:

          (i) the proposed Conversion Date and the proposed Interest Rate (i.e. whether the Bonds will bear interest at a Daily Rate, Weekly Rate, Commercial Paper Rate, Dutch Auction Rate or Multiannual Rate and the duration of the Multiannual Rate Period) to be effective on such date;

          (ii) that the Bonds will be subject to mandatory tender for purchase on the Conversion Date (except in the case of conversions between Daily and Weekly Rate Periods);

          (iii) the conditions, if any, to the conversion pursuant to subsection (d) below;

          (iv) if the Bonds are in certificated form, information with respect to required delivery of Bond certificates and payment of the Purchase Price; and

          (v)  the new Interest Payment Date or Dates and Regular
     Record Dates.

     (d)   Conditions  to  Conversion.   No  conversion  of  Rate
Periods will become effective unless:

          (i) if the conversion is from Commercial Paper Rate Periods, the Trustee has received, prior to the date on which notice of the proposed conversion is required to be given to Registered Owners, written confirmation from the Remarketing Agent that it has not established and will not establish any Commercial Paper Rate Periods extending beyond the day before the Conversion Date (or Conversion Dates if the Remarketing Agent will be establishing Commercial Paper Rate Periods pursuant to Section 3.2(b)); and

          (ii) if the conversion is from a Dutch Auction, Commercial Paper, Daily or Weekly Rate Period to a Multiannual Rate Period, or from a Multiannual Rate Period to a Dutch Auction, Commercial Paper, Daily or Weekly Rate Period (other than a conversion pursuant to Section 3.2(a)(ii)(4) of this Indenture), the Trustee and the Bond Insurer has been provided, no later than one day before the Conversion Date, with a Favorable Opinion of Bond Counsel with respect to the conversion.


     SECTION  3.4.    Dutch Auction Rate Periods;  Dutch  Auction
Rate: Auction Period.

     (a)  General.

          (i) During any Dutch Auction Rate Period, the Bonds shall bear interest at the Dutch Auction Rate determined as set forth in this subsection (a) and in subsections (b),
     (c), (d), (e) and (f) of this Section 3.4. The Dutch Auction Rate for any initial Auction Period immediately after any conversion to a Dutch Auction Rate Period shall be the rate of interest per annum determined and certified to the Trustee (with a copy to the Bond Registrar, Paying Agent and the Company) by the Market Agent on a date not later than the effective date of such conversion as the minimum rate of interest which, in the opinion of the Market Agent, would be necessary as of the date of such conversion to market Bonds in a secondary market transaction at a price equal to the principal amount thereof; provided that such interest rate shall not exceed 9.5% per annum. Except as otherwise provided in Section 3.1 hereof with respect to the initial Auction Period and in this Section 3.4 for any other Auction Period, the Dutch Auction Rate shall be the rate of interest per annum that results from implementation of the Dutch Auction Procedures; provided that such interest rate shall not exceed 9.5% per annum. Except as provided below, if on any Auction Date for any reason an Auction is not held, the Dutch Auction Rate for the next succeeding Auction Period shall equal the Maximum Dutch Auction Rate on and as of such Auction Date. Determination of the Dutch Auction Rate pursuant to the Dutch Auction Procedures shall be suspended upon the occurrence of a Failure to Deposit or an Event of Default described in Section 10.1(a) or (b) hereof. Upon the occurrence of a Failure to Deposit or an Event of Default described in Section 10.1(a) or (b) hereof on any Auction Date, no Auction will be held, all Submitted Bids and Submitted Sell Orders shall be rejected, the existence of Sufficient Clearing Bids shall be of no effect and the Dutch Auction Rate shall be equal to the Overdue Rate as determined on and as of the immediately preceding Auction Date for each Auction Period, commencing after the occurrence of such Failure to Deposit or Event of Default to and including the Auction Period, if any, during which or commencing less than two Business Days after the earlier of
     (A) such Failure to Deposit or Event of Default has been cured or waived and (B) the first date on which all of the following conditions shall have been satisfied:

               (I) No default shall have occurred and be continuing under the Bond Insurance Policy (the satisfaction of such condition to be conclusively evidenced, absent manifest error, to each of the Trustee and the Auction Agent by a certificate of a duly authorized officer of the Bond Insurer to such effect delivered to such entity);

               (II) the Bond Insurer shall have delivered to the Auction Agent an instrument, satisfactory in form and substance to the Auction Agent, containing (x) an unconditional agreement of the Bond Insurer to furnish to the Auction Agent amounts sufficient to pay all fees of the Broker-Dealers, as provided in the Broker-Dealer Agreements, and of the Auction Agent, (y) such other agreements and representations as the Auction Agent shall reasonably require and (z) a direction not to suspend, or to resume, the implementation of the Dutch Auction Procedures, as the case may be; and

               (III)     the Auction Agent shall have advised the
          Trustee that the Auction Agent has been directed by the
          Bond  Insurer  not  to  suspend,  or  to  resume,   the
          implementation of the Dutch Auction Procedures.

     The Dutch Auction Rate for any Auction Period commencing after certificates representing the Bonds have been distributed pursuant to Section 3.4(g) hereof shall be equal to the Maximum Dutch Auction Rate on each Auction Date.

          (ii) Auction Periods may be changed pursuant to Section 3.4(b) hereof at any time unless a Failure to Deposit or an Event of Default has occurred and has not been cured or waived. Each Auction Period shall be a Standard Auction Period unless a different Auction Period is established pursuant to Section 3.4(b) hereof and each Auction Period which immediately succeeds an Auction Period that is not a Standard Auction Period shall be a Standard Auction Period unless a different Auction Period is established pursuant to
     Section 3.4(b) hereof.

          (iii) The Market Agent shall from time to time increase any or all of the percentages set forth in the definition of "Applicable Percentage" or the percentage set forth in the definition of "Minimum Dutch Auction Rate" in order that such percentages take into account any amendment to the Code or other statute enacted by the Congress of the United States or any temporary, proposed or final regulation promulgated by the United States Treasury, after the date hereof which (a) changes or would change any deduction, credit or other allowance allowable in computing liability for any federal tax with respect to, or (b) imposes or would impose or increases or would increase any federal tax (including, but not limited to, preference or excise taxes) upon, any interest on a governmental obligation the interest on which is excludable from federal gross income under
     Section 103 of the Code. The Market Agent shall give notice of any such increase by means of a written notice delivered at least two Business Days prior to the Auction Date on which such increase is proposed to be effective to the Trustee, the Auction Agent, the Company and DTC.

     (b)  Dutch Auction Rate Period: Change of Auction Period  by
Issuer.

          (i) During a Dutch Auction Rate Period, the Issuer, at the direction of the Company, may change the length of a single Auction Period or the Standard Auction Period by means of a written notice delivered at least 20 days but not more than 60 days prior to the Auction Date for such Auction Period to the Trustee, the Bond Insurer, the Auction Agent, the Company and DTC. Any Auction Period or Standard Auction Period established pursuant to this Section 3.4(b) may not exceed 364 days in duration. If such Auction Period will be of less than 35 days, such notice shall be effective only if it is accompanied by a written statement of the Registrar and Paying Agent, the Trustee, the Auction Agent and DTC to the effect that they are capable of performing their duties hereunder and under the Auction Agent Agreement with respect to such Auction Period. The length of an Auction Period or the Standard Auction Period may not be changed pursuant to this Section 3.4(b) unless Sufficient Clearing Bids existed at both the Auction immediately preceding the date the notice of such change was given and the Auction immediately preceding such changed Auction Period.

          (ii) The change in length of an Auction Period or the Standard Auction Period shall take effect only if (A) the Trustee and the Auction Agent receive, by 11:00 a.m. (New York City time) on the Business Day immediately preceding the Auction Date for such Auction Period, a certificate from the Company on behalf of the Issuer, by telecopy or similar means, authorizing the change in the Auction Period or the Standard Auction Period, which shall be specified in such certificate, and confirming that Bond Counsel expects to be able to give an opinion on the first day of such Auction Period to the effect that the change in the Auction Period is authorized by this Indenture, is permitted under the Act and will not have an adverse effect on the exclusion of interest on the Bonds from gross income for federal income tax purposes, (B) the Trustee shall not have delivered to the Auction Agent by 12:00 noon (New York City time) on the Auction Date for such Auction Period notice that a Failure to Deposit has occurred, (C) Sufficient Clearing Bids exist at the Auction on the Auction Date for such Auction Period, and (D) the Trustee, the Bond Insurer and the Auction Agent receive by 9:30 a.m. (New York City time) on the first day of such Auction Period, an opinion of Bond Counsel to the effect that the change in the Auction Period is authorized by this Indenture, is permitted under the Act and will not have an adverse effect on the exclusion of interest on the Bonds from gross income for federal income tax purposes. If the condition referred to in (A) above is not met, the Dutch Auction Rate for the next succeeding Auction Period shall be determined pursuant to the Dutch Auction Procedures and the next succeeding Auction Period shall be a Standard Auction Period. If any of the conditions referred to in (B), (C) or
     (D) above is not met, the Dutch Auction Rate for the next succeeding Auction Period shall equal the Maximum Dutch Auction Rate as determined as of the Auction Date for such Standard Auction Period.

     (c) Dutch Auction Rate Period: Orders by Existing Holders and Potential Holders.

          (i) Subject to the provisions of Section 3.4(a) hereof, Auctions shall be conducted on each Auction Date in the manner described in this Section 3.4(c) and in Sections 3.4(d), (e) and (f) hereof prior to the Submission Deadline on each Auction Date during a Dutch Auction Rate Period:

               (A) each Existing Holder may submit to the Broker-Dealer information as to:

                    (x) the principal amount of Bonds, if any, held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Dutch Auction Rate for the next succeeding Auction Period;

                    (y) the principal amount of Bonds, if any, held by such Existing Holder which such Existing Holder offers to sell if the Dutch Auction Rate for the next succeeding Auction Period shall be less than the rate per annum specified by such Existing Holder; and

                    (z) the principal amount of Bonds, if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the Dutch Auction Rate for the next succeeding Auction Period;

               (B) one or more Broker-Dealers may contact Potential Holders to determine the principal amount of Bonds which each such Potential Holder offers to purchase if the Dutch Auction Rate for the next succeeding Auction Period shall not be less than the interest rate per annum specified by such Potential Holder.

     For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (A)(x), (A)(y) or (A)(z) or clause (B) above is hereinafter referred to as an "Order" and each Existing Holder and Potential Holder placing an Order is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause
     (A)(x) above is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause
     (A)(y) or clause (B) above is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(z) above is hereinafter referred to as a "Sell Order".

          (ii) (A) Subject to the provisions of Section 3.4(d) hereof, a Bid by an Existing Holder shall constitute an irrevocable offer to sell:

                    (x) the principal amount of Bonds specified in such Bid if the Dutch Auction Rate determined pursuant to the Dutch Auction Procedures on such Auction Date shall be less than the interest rate per annum specified therein; or

                    (y) such principal amount or a lesser principal amount of Bonds to be determined as set forth in subsection (i)(D) of Section 3.4(f) hereof if the Dutch Auction Rate determined pursuant to the Dutch Auction Procedures on such Auction Date shall be equal to the interest rate per annum specified therein; or

                    (z) such principal amount if the interest rate per annum specified therein shall be higher than the Maximum Dutch Auction Rate or such principal amount or a lesser principal amount of Bonds to be determined as set forth in subsection
               (ii)(C) of Section 3.4(f) hereof if such specified rate shall be higher than the Maximum Dutch Auction Rate and Sufficient clearing Bids do not exist.

               (B) Subject to the provisions of Section 3.4(d) hereof, a sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                    (y)   the principal amount of Bonds specified
               in such Sell Order; or

                    (z)    such  principal  amount  or  a  lesser
               principal  amount  of  Bonds  as  set   forth   in
               subsection (ii)(C) of Section 3.4(f) hereof if Sufficient Clearing Bids do not exist.

               (C) Subject to the provisions of Section 3.4(d) hereof, a Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                    (y)   the principal amount of Bonds specified
               in such Bid if the Dutch Auction Rate determined on such Auction Date shall be higher than the rate specified therein; or

                    (z) such principal amount or a lesser principal amount of Bonds as set forth in subsection (i)(E) of Section 3.4(f) hereof if the Dutch Auction Rate determined on such Auction Date shall be equal to such specified rate.

     (d)   Dutch  Auction Rate Period: Submission  of  Orders  by
Broker-Dealers to Auction Agent.

          (i) During a Dutch Auction Rate Period each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date during the Dutch Auction Rate Period, all Orders obtained by such Broker-Dealer and shall specify with respect to each such
     Order:

               (A)  the name of the Bidder placing such Order;

               (B) the aggregate principal amount of Bonds that are subject to such Order;

               (C)  to the extent that such Bidder is an Existing
          Holder:

                    (x)   the principal amount of Bonds, if  any,
               subject  to any Hold Order placed by such Existing
               Holder;

                    (y)   the principal amount of Bonds, if  any,
               subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                    (z)   the principal amount of Bonds, if  any,
               subject  to any Sell Order placed by such Existing
               Holder; and

               (D)   to  the  extent such Bidder is  a  Potential
          Holder,  the rate specified in such Potential  Holder's
          Bid.

          (ii) if any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

          (iii) If an Order or Orders covering all Bonds held by an Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the principal amount of Bonds held by such Existing Holder and not subject to Orders submitted to the Auction Agent. Neither the Issuer, the Company, the Trustee nor the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Holder or Potential Holder.

          (iv) If any Existing Holder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of Bonds held by such Existing Holder, such Orders shall be considered valid as follows and in the following order of priority:

               (A) all Hold Orders shall be considered valid, but only up to and including the principal amount of Bonds held by such Existing Holder, and, if the aggregate principal amount of Bonds subject to such Hold Orders exceeds the aggregate principal amount of Bonds held by such Existing Holder, the aggregate principal amount of Bonds subject to each such Hold Order shall be reduced pro rata to cover the aggregate principal amount of Bonds held by such Existing Holder;

               (B) (w) any Bid shall be considered valid up to and including the excess of the principal amount of Bonds held by such Existing Holder over the aggregate principal amount of Bonds subject to any Hold Orders referred to in paragraph (A) above;

                    (x) subject to clause (w) above, if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the aggregate principal amount of Bonds subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the principal amount of Bonds subject to each Bid with the same rate shall be reduced pro rata to cover the principal amount of Bonds equal to such excess;

                    (y) subject to clauses (w) and (x) above, if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to and including the amount of such excess; and

                    (z) in any such event, the aggregate principal amount of Bonds, if any, subject to Bids not valid under this paragraph (B) shall be treated as the subject of a Bid by a Potential Holder at the rate therein specified; and

               (C) all Sell Orders shall be considered valid up to and including the excess of the principal amount of Bonds held by such Existing Holder over the aggregate principal amount of Bonds subject to valid Hold Orders referred to in paragraph (A) and valid Bids referred to in paragraph (B) above.

          (v) If more than one Bid for Bonds is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid for Bonds with the rate and principal amount therein specified.

          (vi) Any Bid or Sell Order submitted by an Existing Holder covering an aggregate principal amount of Bonds not equal to $100,000 or an integral multiple thereof shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Holder covering an aggregate principal amount of Bonds not equal to $100,000 or an integral multiple thereof shall be rejected.

          (vii)      Any  Bid submitted by an Existing Holder  or
     Potential  Holder specifying a rate lower than  the  Minimum
     Dutch Auction Rate shall be treated as a Bid specifying the Minimum Dutch Auction Rate.

          (viii) Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date shall be irrevocable.

     (e)   Dutch Auction Rate Period: Determination of Sufficient
Clearing Bids, Winning Bid Rate and Dutch Auction Rate.

          (i) Not earlier than the Submission Deadline on each Auction Date during the Dutch Auction Rate Period, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order") and shall determine:

               (A) the excess of the total principal amount of Bonds over the aggregate principal amount of Bonds subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Auction Bonds"); and

               (B)    from  the  Submitted  Orders  whether   the
          aggregate principal amount of Bonds subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Dutch Auction Rate exceeds or is equal to the sum of:

                    (y)   the aggregate principal amount of Bonds
               subject to Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Dutch Auction Rate; and

                    (z)   the aggregate principal amount of Bonds
               subject to Submitted Sell Orders,

          (in the event of such excess or such equality exists (other than because the sum of the principal amounts of Bonds in clauses (y) and (z) above is zero because all of the Bonds are subject to Submitted Hold Orders), such Submitted Bids in clause (B) above are hereinafter referred to collectively as "Sufficient Clearing Bids"); and

               (C) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid
          Rate") which if:

                    (y)(I) each Submitted Bid from Existing Holders specifying such lowest rate and (II) all other Submitted Bids from Existing Holders specify ing lower rates were rejected, thus entitling such Existing Holders to continue to hold the principal amount of Bonds subject to such Submitted Bids; and

                    (z)(I)  each  Submitted  Bid  from  Potential
               Holders  specifying such lowest rate and (II)  all
               other   Submitted  Bids  from  Potential   Holders
               specifying lower rates were accepted,

          would result in such Existing Holders described in clause (y) above continuing to hold an aggregate principal amount of Bonds which, when added to the aggregate principal amount of Bonds to be purchased by such Potential Holders described in clause (z) above, would be not less than the Available Auction Bonds.

          (ii) Promptly after the Auction Agent has made the determinations pursuant to subsection (i) of this Section 3.4(e), the Auction Agent by telecopy, confirmed in writing, shall advise the Company and the Trustee of the Maximum Dutch Auction Rate and the Minimum Dutch Auction Rate and the components thereof on the Auction Date and, based on such determinations, the Dutch Auction Rate for the next succeeding Auction Period as follows:

               (A) if Sufficient Clearing Bids exist, that the Dutch Auction Rate for the next succeeding Auction
          Period therefor shall be equal to the Winning Bid Rate so determined;

               (B) If Sufficient Clearing Bids do not exist (other than because all of the Bonds are the subject of Submitted Hold Orders), that the Dutch Auction Rate for the next succeeding Auction Period therefor shall be equal to the Maximum Dutch Auction Rate; and

               (C)   if all of the Bonds are subject to Submitted
          Hold Orders, that the Dutch Auction Rate for the next succeeding Auction Period therefor shall be equal to the Minimum Dutch Auction Rate.

     (f) Dutch Auction Rate Period: Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Auction Bonds. During a Dutch Auction Rate Period, Existing Holders shall continue to hold the principal amounts of Bonds that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to subsection (i) of Section 3.4(e) hereof, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other actions as are set forth below:

          (i) If Sufficient Clearing Bids have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (iv) and (v) of this Section 3.4(f), Submitted Bids shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

               (A) Existing Holders' Submitted Bids specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the aggregate principal amount of Bonds subject to such Submitted Bids;

               (B) Existing Holders' Submitted Bids specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the aggregate principal amount of Bonds subject to such Submitted Bids;

               (C) Potential Holders' Submitted Bids specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Holder to purchase the aggregate principal amount of Bonds subject to such Submitted Bids;

               (D) each Existing Holder's Submitted Bid specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to hold the aggregate principal amount of Bonds subject to such Submitted Bid, unless the aggregate principal amount of Bonds subject to all such Submitted Bids shall be greater than the principal amount of Bonds (the "remaining principal amount") equal to the excess of the Available Auction Bonds over the aggregate principal amount of the Bonds subject to Submitted Bids described in paragraphs (B) and (C) of this subsection (i), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold the principal amount of Bonds subject to such Submitted Bid, but only in an amount equal to the principal amount of Bonds obtained by multiplying the remaining principal amount by a fraction, the numerator of which shall be the principal amount of Bonds held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the principal amounts of Bonds subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

               (E) each Potential Holder's Submitted Bid specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the principal amount of Bonds obtained by multiplying the excess of the Available Auction Bonds over the aggregate principal amount of Bonds subject to Submitted Bids described in paragraphs (B), (C) and (D) of this subsection (i) by a fraction the numerator of which shall be the aggregate principal amount of Bonds subject to such Submitted Bid of such Potential Holder and the denominator of which shall be the sum of the principal amount of Bonds subject to Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

          (ii) If Sufficient Clearing Bids have not been made (other than because all of the Bonds are subject to Submitted Hold Orders), subject to the provisions of subsection (iv) of this Section 3.4(f), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

               (A) Existing Holders' Submitted Bids specifying any rate that is equal to or lower than the Maximum Dutch Auction Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the aggregate principal amount of Bonds subject to such Submitted Bids;

               (B) Potential Holders' Submitted Bids specifying any rate that is equal to or lower than the Maximum Dutch Auction Rate shall be accepted, thus requiring each such Potential Holder to purchase the aggregate principal amount of Bonds subject to such Submitted Bids; and

               (C) each Existing Holder's Submitted Bid specifying any rate that is higher than the Maximum Dutch Auction Rate and the Submitted Sell Orders of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the Bonds subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Bonds obtained by multiplying the aggregate principal amount of Bonds subject to Submitted Bids described in paragraph (B) of this subsection (ii) by a fraction, the numerator of which shall be the aggregate principal amount of Bonds held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of Outstanding Auction Bonds subject to all such Submitted Bids and Submitted Sell Orders.

          (iii)      If  all Bonds are subject to Submitted  Hold
     Orders, all Submitted Bids shall be rejected.

          (iv) If, as a result of the procedures described in subsection (i) or (ii) of this Section 3.4(f), any Existing Holder would be required to sell, or any Potential Holder would be required to purchase, a principal amount of Bonds that is not equal to $100,000 or an integral multiple thereof, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, round up or down the principal amount of such Bonds to be purchased or sold by any Existing Holder or Potential Holder so that the principal amount purchased or sold by each Existing Holder or Potential Holder shall be equal to $100,000 or an integral multiple thereof.

          (v) If, as a result of the procedures described in subsection (i) of this Section 3.4(f), any Potential Holder would be required to purchase less than $100,000 in aggregate principal amount of Bonds, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, allocate Bonds for purchase among Potential Holders so that only Bonds in principal amounts of $100,000 or an integral multiple thereof are purchased by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Bonds.

          (vi) Based on the results of each Auction, the Auction Agent shall determine the aggregate principal amounts of Bonds to be purchased and the aggregate principal amounts of Bonds to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such amounts differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers of Bonds such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers of Auction Bonds such Broker-Dealer shall receive, as the case may be, Bonds.

          (vii) None of the Issuer, the Company or any Affiliate thereof may submit an Order in any Auction except as set forth in the next sentence. Any Broker-Dealer that is an Affiliate of the Company or the Issuer may submit Orders in an Auction but only if such Orders are not for its own account, except that if such affiliated Broker-Dealer holds Bonds for its own account, it must submit a Sell Order on the next Auction Date with respect to such Bonds. The Auction Agent shall have no duty or liability with respect to monitoring or enforcing the provisions of this paragraph.

     (g)    DTC   Required  During  Dutch  Auction   Rate   Mode;
Limitations on Transfer.

          (i) Except as otherwise provided in this Section 3.4(g), the Bonds bearing interest at the Dutch Auction Rate shall be registered in the name of DTC or its nominee and ownership thereof shall be maintained in book-entry-only form by DTC for the account of the Agent Members thereof.

          (ii) If at any time DTC notifies the Issuer and the Company that it is unwilling or unable to continue as Owner of Bonds or if at any time DTC shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor to DTC is not appointed by the Issuer at the direction of the Company, the Trustee and the Auction Agent, within 90 days after the Issuer and the Company receive notice or become aware of such condition, as the case may be, the Issuer shall execute and the Trustee shall authenticate and deliver certificates representing the Bonds. Bonds issued pursuant to this Section 3.4(g)(ii)
     shall be registered in such names and authorized denominations as DTC, pursuant to instructions from the Agent Members or otherwise, shall instruct the Issuer and the Trustee. The Trustee shall deliver the Bonds to the persons in whose names such Bonds are so registered on the Business Day immediately preceding the first day of an Auction Period.

          So long as the ownership of the Bonds is maintained in book-entry-only form by DTC, an Existing Holder may sell, transfer or otherwise dispose of Bonds only pursuant to a Bid or Sell Order placed in an Auction or to or through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer.

     SECTION 3.5.   Early Deposit of Payments.

     (a) The deposits required by Section 6.1 hereof to pay principal of and interest on the Bonds shall be made, during a Dutch Auction Rate Period, no later than 12:00 noon New York City time) on the Business Day next preceding each Interest Payment Date in funds available on the next Business Day in The City of New York. In the event such deposit is not made in accordance with this Section 3.5(a), the Trustee shall immediately send a certificate to such effect to the Auction Agent, to the Bond Insurer and to DTC by telecopy or similar means. In the event such deposit is not made as provided in the first sentence of this subparagraph (a), then if such deposit is made within three Business Days of the Business Day immediately preceding the Interest Payment Date, the Trustee shall immediately send a certificate to such effect to the Auction Agent, to the Bond Insurer and to DTC by telecopy or similar means.

     (b) The deposit required by Section 6.1 hereof to pay the redemption price of the Bonds in accordance with Section 8.1(c) hereof shall be made, during a Dutch Auction Rate Period, (A) no later than 12:00 noon (New York City time) on the second Business Day preceding each redemption date in funds available on the next Business Day in The City of New York. In the event such deposit is not made in accordance with this Section 3.5(b), the Trustee shall immediately send a certificate to such effect to the Auction Agent and to the Bond Insurer by telecopy or similar means. In the event such deposit is not made as provided in the first sentence of this subparagraph (b), then if such deposit is made within three Business Days of the second Business Day immediately preceding the redemption date the Trustee shall immediately send a certificate to such effect to the Auction Agent by telecopy or similar means.

     SECTION  3.6.    Calculation of Maximum Dutch Auction  Rate,
Minimum Dutch Auction Rate and Overdue Rate.

          The Auction Agent shall calculate the Maximum Dutch Auction Rate and the Minimum Dutch Auction Rate on each Auction Date. If the ownership of the Bonds is no longer maintained in book-entry-only form by DTC, the Trustee shall calculate the Maximum Dutch Auction Rate on the Business Day immediately preceding the first day of each Auction Period commencing after the delivery of certificates representing the Bonds pursuant to
Section 3.4(g) hereof. If a Failure to Deposit or Event of Default shall have occurred, the Trustee, upon notice thereof, shall calculate the Overdue Rate on the first day of each Auction Period commencing after the occurrence of such Failure to Deposit or Event of Default to and including the Auction Period, if any, commencing less than two Business Days after all such Failure to Deposit and Events of Default are cured.

                           ARTICLE IV

                  TENDER AND PURCHASE OF BONDS

     SECTION 4.1.   Optional Tenders for Purchase.

     (a) Purchase Dates. The owners or registered owners of Bonds accruing interest at Daily or Weekly Rates may elect to have their Bonds (or portions thereof in amounts equal to the lowest denomination then authorized pursuant to Section 2.2 hereof or whole multiples of such lowest denomination) purchased at the Purchase Price on the following Purchase Dates:

          (i) Bonds accruing interest at Daily Rates may be tendered for purchase at the Purchase Price payable in immediately available funds on any Business Day upon personal, Electronic or telephonic notice of tender given to the Paying Agent, directly or through the Owner's DTC Participant (as defined in the Letter of Representations), not later than 11:00 a.m., New York City time, on the Purchase Date.

          (ii) Bonds accruing interest at Weekly Rates may be tendered for purchase at the Purchase Price payable in immediately available funds on any Business Day upon written or Electronic notice of tender to the Paying Agent, directly or through the Owner's DTC Participant, not later than 5:00 p.m., New York City time, on a Business Day not fewer than seven days prior to the Purchase Date.

     (b)  Notice of Tender.  Each notice of tender:

          (i) shall, in the case of a written notice, be delivered to the Paying Agent at its principal office and be in form satisfactory to the Paying Agent;

          (ii) shall state, whether delivered personally, in writing, Electronically or by telephone (A) the principal amount of the Bond to which the notice relates, (B) that the Owner or Registered Owner irrevocably demands purchase of such Bond or a specified portion thereof in an amount equal to the lowest denomination then authorized pursuant to
     Section 2.2 hereof or a whole multiple of such lowest denomination, (C) the date on which such Bond or portion is to be purchased, and (D) payment instructions with respect to the Purchase Price; and

          (iii) shall automatically constitute, whether delivered personally, in writing, Electronically or by telephone (A) an irrevocable offer to sell the Bond (or portion thereof) to which the notice relates on the Purchase Date at a Purchase Price equal to the principal amount of such Bond (or portion thereof) plus any interest thereon accrued and unpaid as of the Purchase Date, (B) an irrevocable authorization and instruction to the Paying Agent to effect transfer of such Bond (or portion thereof) upon payment of the Purchase Price to the Paying Agent on the Purchase Date, (C) an irrevocable authorization and instruction to the Paying Agent to effect the exchange of the Bond to be purchased in whole or in part for other Bonds in an equal aggregate principal amount so as to facilitate the sale of such Bond (or portion thereof to be purchased), and (D) an acknowledgment that such Owner or Registered Owner will have no further rights with respect to such Bond (or portion thereof) upon payment of the Purchase Price thereof to the Paying Agent on the Purchase Date, except for the right of such Owner or Registered Owner to receive such Purchase Price upon delivery of such Bond to the Paying Agent. The determination of the Paying Agent as to whether a notice of tender has been properly delivered pursuant to the foregoing shall be conclusive and binding upon the Owner or Registered Owner.

     (c) Bonds to be Remarketed. Not later than 11:00 a.m., New York City time, on the Business Day immediately following the date of receipt of any notice of tender (or immediately upon such receipt, in the case of Bonds accruing interest at Daily Rates), the Paying Agent shall notify, by telephone, promptly confirmed in writing, the Company, the Trustee and the Remarketing Agent of the principal amount of Bonds (or portions thereof) to be purchased and the Purchase Date.

     (d) Trustee Reliance. In accepting a Notice of Tender pursuant to Section 4.1 hereof, the Trustee and the Paying Agent may conclusively assume that the person providing the Notice of Tender is the beneficial owner of the Bonds and therefore entitled to tender them. The Trustee and Paying Agent assumes no liability to anyone in accepting a Notice of Tender from a person whom it reasonably believes to be a beneficial owner of the Bonds.

     SECTION 4.2.   Mandatory Tenders for Purchase.

     (a) Commercial Paper Rate Bonds. Each Bond accruing interest at a Commercial Paper Rate is subject to mandatory tender for purchase on each Interest Payment Date applicable to such Bond, at a Purchase Price equal to 100% of the principal amount thereof. The Registered Owner of any Bond accruing interest at a Commercial Paper Rate and tendered for purchase as provided in this subsection (a) shall provide the Paying Agent with written payment instructions for the Purchase Price of its Bond on or before tender thereof to the Paying Agent.

     (b) Conversions between Rate Periods. Bonds to be converted from one Rate Period to a different Rate Period (except conversions from the Daily Rate to the Weekly Rate or from the Weekly Rate to the Daily Rate) or from a Multiannual Rate Period to a Multiannual Rate Period of different duration are subject to mandatory tender for purchase on the Conversion Date at the Purchase Price equal to 100% of the principal amount thereof.

     (c) Multiannual Rate Bonds. Bonds accruing interest at a Multiannual Rate are subject to mandatory tender for purchase on the Interest Payment Date following the end of each Multiannual Rate Period at a Purchase Price equal to 100% of the principal amount thereof. The Registered Owner of any Bond accruing interest at a Multiannual Rate and tendered for purchase as provided in this subsection (c) shall provide the Paying Agent with written payment instructions for the Purchase Price of its
Bond on or before tender thereof to the Paying Agent. The Trustee shall give notice by first class mail to the Registered Owners of the mandatory tender of Bonds accruing interest at a Multiannual Rate pursuant to this subsection (c) not less than 30 days before the tender date. Such notice shall state:

          (i)  the mandatory tender date;

          (ii) that the Bonds will be subject to mandatory tender for purchase on the mandatory tender date; and

          (iii) if the Bonds are in certificated form, information with respect to required delivery of Bond certificates and payment of the Purchase Price.

     SECTION 4.3.   Remarketing and Purchase.

     (a) Remarketing of Tendered Bonds. Unless otherwise instructed by the Company, the Remarketing Agent shall offer for sale and use its best efforts to find purchasers for all Bonds or portions thereof for which notice of tender has been received pursuant to Section 4.1(c) or which are subject to mandatory tender pursuant to Section 4.2. The terms of any sale by the Remarketing Agent shall provide for the payment of the Purchase Price (other than that portion of the Purchase Price equal to the premium that would be payable by the Company in the case of a Bond converted from a Multiannual Rate Period on a date when such Bond is also subject to optional redemption at a premium) for tendered Bonds by the Remarketing Agent to the Paying Agent (i) in immediately available funds at or before 2:15 p.m., New York City time, on the Purchase Date, in the case of Bonds accruing interest at Commercial Paper Rates or Daily Rates, and (ii) in immediately available funds at or before 12:00 noon, New York City time, on the Purchase Date, in the case of Bonds accruing interest at Weekly Rates, Dutch Auction Rates or Multiannual Rates. The Remarketing Agent shall not sell any Bond as to which a notice of conversion from one type of Rate Period to another has been given by the Trustee unless the Remarketing Agent has advised the Person to whom the sale is made of the conversion. The Remarketing Agent shall not remarket any Bonds pursuant to this Section if an Event of Default shall have occurred and be continuing hereunder with respect to the Bonds.

     (b)  Purchase of Tendered Bonds.

          (i) Notice. At or before 3:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date of tendered Bonds (or 12:45 p.m., New York City time, on the Purchase Date in the case of Bonds accruing interest at Daily or Commercial Paper Rates), the Remarketing Agent shall give notice by telephone, telegram, telecopy, telex, Electronically or by other similar communication to the Trustee of the principal amount of tendered Bonds which were remarketed. Not later than 5:00 p.m. (or 1:30 p.m., in the case of Bonds accruing interest at Daily or Commercial Paper Rates), New York City time, on the date of receipt of such notice the Trustee shall give notice by telephone, telegram, telecopy, Electronically or by other similar communication to the Paying Agent and the Company, specifying the principal amount of tendered Bonds as to which the Remarketing Agent has not found a purchaser at that time. At or before 3:00 p.m., New York City time, on the Business Day prior to the Purchase Date to the extent known to the Remarketing Agent, but in any event, no later than 11:00 a.m. (or 1:00 p.m., in the case of Bonds accruing interest at Daily or Commercial Paper Rates), New York City time, on the Purchase Date, the Remarketing Agent shall give notice to the Paying Agent by telephone (promptly confirmed in writing or Electronically) of the names, addresses and taxpayer identification numbers of the purchasers, the denominations of Bonds to be delivered to each purchaser and, if available, payment instructions for regularly scheduled interest payments, or of any changes in any such information previously communicated.

          (ii) Sources of Payments. The Remarketing Agent shall cause to be paid to the Paying Agent on the Purchase Date of tendered Bonds, all amounts representing proceeds of the remarketing of such Bonds, such payments to be made in the manner and at the time specified in subsection 4.3(a) above. On each date Bonds are to be purchased pursuant to Sections
     4.1 and 4.2, the Paying Agent shall purchase, but only from the funds listed below, such Bonds from the owners thereof. Funds for the payment of such Purchase Price shall be derived from the following sources in the order of priority indicated:

          (1)   Proceeds of the sale of such Bonds,  pursuant  to
     Section 4.3(a); and

          (2)   Moneys  paid by the Company to pay  the  Purchase
     Price.

          On each Purchase Date, except to the extent that the Trustee shall have received Electronic notice (promptly confirmed by telephone) from the Remarketing Agent on or prior to 10:00 a.m. (New York City time) on each Purchase Date that such Bonds shall have been remarketed pursuant to
     Section 4.3 hereof, that the moneys described in clause (1) above will be sufficient to pay the Purchase Price of such Bonds and that such moneys are on deposit with the Remarketing Agent to pay such Purchase Price, the Company shall deliver or cause to be delivered such amounts and at such times so that there will be delivered to the Paying Agent (A) immediately available funds in an amount equal to such deficiency prior to 2:30 p.m., New York City time, on the Purchase Date of tendered Bonds accruing interest at Daily Rates (3:00 p.m., New York City time, in the case of Bonds accruing interest at Commercial Paper Rates), and (B) immediately available funds in an amount equal to such deficiency prior to 12:15 p.m., New York City time, on the Purchase Date of tendered Bonds accruing interest at Weekly Rates, Dutch Auction Rates or Multiannual Rates (the obligation of the Company to deliver such moneys not being conditioned on receipt by the Company of the foregoing notice from the Trustee). All moneys received by the Paying Agent as remarketing proceeds and additional amounts, if any, received from the Company, as the case may be, shall be deposited by the Paying Agent in the appropriate account of the Bond Purchase Fund to be used solely for the payment of the Purchase Price of tendered Bonds and shall not be commingled with other funds held by the Paying Agent and shall not be invested.

          (iii) Payments by the Paying Agent. At or before 3:30 p.m., New York City time, on the Purchase Date for tendered Bonds and upon receipt by the Paying Agent of 100% of the aggregate Purchase Price of the tendered Bonds, the Paying Agent shall pay or receipt the Purchase Price of such Bonds to the Registered Owners thereof. Such payments shall be made in immediately available funds (or by wire transfer). The Paying Agent shall apply in order (A) moneys paid to it by the Remarketing Agent as proceeds of the remarketing of such Bonds by the Remarketing Agent, and (B) other moneys made available by the Company.

          (iv) Registration and Delivery of Tendered or Purchased Bonds. On the date of purchase, the Paying Agent shall register and deliver (or hold) or cancel all Bonds purchased on any Purchase Date as follows: (A) Bonds purchased or remarketed by the Remarketing Agent shall be registered and made available to the Remarketing Agent by 3:15 p.m., New
     York City time, in accordance with the instructions of the Remarketing Agent, and (B) Bonds purchased with amounts provided by the Company shall be registered in the name of the Company and shall be delivered to the Trustee to be held in trust by the Trustee on behalf of the Company and shall not be released from such trust unless the Trustee shall have received written instructions from the Company. Notwithstanding anything herein to the contrary, so long as the Bonds are held in book-entry-only form in accordance with Section 2.13 hereof, Bonds will not be delivered as set forth above; rather, transfers of beneficial ownership of the Bonds to the person indicated above will be effected on the registration books of DTC pursuant to its rules and procedures and the Letter of Representations.

          (v) Resale of Bonds Purchased by the Company. In the event that any Bonds are registered to the Company pursuant to subparagraph (iv) above to the extent requested by the Company, the Remarketing Agent shall offer for sale and use its best efforts to sell such Bonds at a price equal to the principal amount thereof plus accrued interest.

          (vi) Delivery of Tendered Bonds; Effect of Failure to Surrender Bonds. All Bonds to be purchased on any date shall be required to be delivered to the principal office of the Paying Agent at or before (A) 1:00 p.m., New York City time, on the Purchase Date in the case of Bonds accruing interest at Commercial Paper Rates or Daily Rates; (B) 12:00 noon, New York City time, on the Purchase Date in the case of Bonds accruing interest at Weekly Rates; or (C) 3:00 p.m., New York City time, on the Purchase Date in the case of Bonds accruing interest at Dutch Auction or Multiannual Rates. If the Owner of any Bond (or portion thereof) in certificated form that is subject to optional or mandatory purchase pursuant to this Article fails to deliver such Bond to the Paying Agent for purchase on the Purchase Date, and if the Paying Agent is in receipt of the Purchase Price therefor, such Bond (or portion thereof) shall nevertheless be deemed purchased on the Purchase Date thereof and ownership of such Bond (or portion thereof) shall be transferred to the purchaser thereof as provided in subsection (ii) above. Any Owner who fails to deliver such Bond for purchase shall have no further rights thereunder except the right to receive the Purchase Price thereof upon presentation and surrender of said Bond to the Paying Agent. The Paying Agent shall, as to any tendered Bonds which have not been delivered to it (i) promptly notify the Remarketing Agent of such nondelivery, and (ii) place or cause to be placed a stop transfer against an appropriate amount of Bonds registered in the name of such Registered Owner(s) on the bond registration books. The Paying Agent shall place or cause to be placed such stop(s) commencing with the lowest serial number Bond registered in the name of such Registered Owner(s) until stop transfers have been placed against an appropriate amount of Bonds until the appropriate tendered Bonds are delivered to the Paying Agent. Upon such delivery, the Paying Agent shall make or cause the Bond
     Registrar to make any necessary adjustments to the bond registration books. Notwithstanding anything herein to the contrary, so long as the Bonds are held in book-entry-only form in accordance with Section 2.13 hereof, Bonds will not be delivered as set forth above; rather, transfers of beneficial ownership of the Bonds to the person indicated above will be effected on the registration books of DTC pursuant to its rules and procedures and the Letter of Representations.

     SECTION 4.4. Bond Purchase Fund. If and when a remarketing event shall occur pursuant to Section 4.3(a) hereof, there shall hereby be created and ordered to be established with the Paying Agent a segregated trust fund to be designated the "Bond Purchase Fund". The Bond Purchase Fund shall consist of the sub-accounts to be designated respectively the "Remarketing Account" and the "Company Purchase Account".

     The Paying Agent shall deposit or cause to be deposited into the Remarketing Account, when and as received, all moneys delivered to the Paying Agent as and for the Purchase Price of remarketed Bonds by or on behalf of the Remarketing Agent. The Paying Agent shall disburse moneys from the Remarketing Account to pay the Purchase Price of Bonds properly tendered for purchase upon surrender of such Bonds pursuant to Section 4.3(b)(vi).

     The Trustee or Paying Agent, as the case may be, shall deposit or cause to be deposited into the Company Purchase Account, when and as received, all moneys delivered to the Trustee or the Paying Agent, as the case may be, by or for the account of the Company pursuant to Section 4.2 of the Refunding Agreement. The Paying Agent shall disburse moneys from the Company Purchase Account to pay the Purchase Price of Bonds properly tendered for purchase by or on behalf of the Company upon surrender of such Bonds pursuant to Section 4.3(b)(vi).

     The funds held by the Paying Agent in the Bond Purchase Fund shall not constitute part of the trust estate which is subject to the lien of this Indenture. The moneys in the Bond Purchase Fund shall be used solely to pay the Purchase Price of Bonds as aforesaid and may not be used for any other purposes. It shall be the duty of the Paying Agent to hold the moneys in the Bond Purchase Fund, without liability for interest thereon, for the benefit of the Registered Owners of Bonds which have been properly tendered for purchase or deemed tendered on the Purchase Date, and if sufficient funds to pay the Purchase Price for such tendered Bonds shall be held by the Paying Agent in the Bond Purchase Fund for the benefit of the Registered Owners thereof, each such Registered Owner shall thereafter be restricted exclusively to the Bond Purchase Fund for any claim of whatever nature on such Registered Owner's part under this Indenture or on, or with respect to, such tendered Bond. The provisions of
Section 16.2 hereof shall govern any funds held in the Bond Purchase Fund for such Registered Owners of the Bonds which remain unclaimed for a period of two years after the applicable Purchase Date.

                           ARTICLE V

                         REFUNDING FUND

     SECTION 5.1. Creation of Refunding Fund. There is hereby created and ordered to be established with the Trustee a trust fund of and in the name of the Issuer to be designated "Independence County, Arkansas Pollution Control Revenue Refunding Bonds (Entergy Mississippi, Inc. Project) Series 1999 Refunding Fund".

     SECTION 5.2. Deposit of Proceeds of Bonds. All of the proceeds of the Bonds shall be deposited in the Refunding Fund. On the date of issuance of the Bonds, the Trustee shall transfer to the Prior Trustee all such moneys for deposit in the respective bond funds created under the Prior Indenture in the following principal amounts for the purpose of, together with moneys of the Company deposited therein, refunding a like principal amount of the Prior Bonds on the Refunding Date:

     (a)  Independence County, Arkansas Pollution Control Revenue
          Bond Fund
          (1982  Series)  -  Mississippi Power  &  Light  Company
          Project
          (for 1982 Bonds):                           $15,000,000

     (b)  Independence County, Arkansas Pollution Control Revenue
          Bond Fund
          (1982-A  Series)  - Mississippi Power &  Light  Company
          Project
          (for 1982-A Bonds):                         $15,000,000

                           ARTICLE VI

        REVENUES AND APPLICATION THEREOF; BOND INSURANCE

     SECTION 6.1. Bond Fund. (a) There is hereby created and ordered to be established with the Trustee a Bond Fund, the moneys from which the Trustee shall make available to the Paying Agent or Agents in accordance with subsection (c) below to pay
(i) the principal or redemption price of Bonds as they mature or become due, upon presentation and surrender thereof and (ii) the interest on Bonds as it becomes payable. Moneys in the Bond Fund shall not be applied to pay the Purchase Price of the Bonds.

     (b) There shall be deposited into the Bond Fund from time to time all payments of principal, redemption price or interest under the Refunding Agreement and all other moneys received by the Trustee under and pursuant to the provisions of this Indenture or any of the provisions of the Refunding Agreement, when accompanied by directions from the person depositing such moneys that such moneys are to be paid into the Bond Fund.

     (c) Except as provided in Sections 6.3 and 11.7, moneys in the Bond Fund shall be used solely for the payment of the principal or redemption price of the Bonds and interest on the Bonds.

     SECTION 6.2. Revenues to Be Held for All Bondholders; Certain Exceptions. Until applied as provided in this Indenture to the payment of Bonds or transferred to the Company pursuant to
Section 16.2, Revenues shall be held by the Trustee in trust in the Bond Fund for the benefit of the owners of all Outstanding Bonds, except that any portion of the Revenues representing principal or redemption price of any Bonds, and interest on any Bonds previously matured or called for redemption in accordance with Article VIII of this Indenture, shall be held for the benefit of the owners or the former owners of such Bonds only.

     SECTION 6.3. Amounts Remaining in Bond Fund. Any amounts remaining in the Bond Fund after payment in full of (i) the Bonds (or the provision for payment thereof having been made in accordance with the provisions hereof), (ii) all Administration Expenses, and (iii) all other amounts required to be paid under the Agreement and this Indenture, shall be paid to the Company.

     SECTION  6.4.    Payment  Procedure  Pursuant  to  the  Bond
Insurance Policy. As long as the Bond Insurance Policy shall be in full force and effect, the Issuer, the Trustee and the Paying
Agent agree to comply with the following provisions:

          (a) At least one (1) day prior to each Interest Payment Date and the Trustee will determine whether there will be sufficient funds in the Funds and Accounts established under this Indenture to pay the principal of or interest on the Bonds on such Interest Payment Date. If the Trustee determines that there will be insufficient funds in such Funds and Accounts, the Trustee shall so notify the Bond Insurer. Such notice shall specify the amount of the anticipated deficiency, whether such Bonds will be deficient as to principal or interest, or both. If the Trustee has not so notified the Bond Insurer at least one (1) day prior to an Interest Payment Date, the Bond Insurer will make payments of principal or interest due on the Bonds on or before the first (1st) Business day next following the date on which the Bond Insurer shall have received notice of nonpayment from the Trustee.

          (b) The Trustee shall, after giving notice to the Bond Insurer as provided in (a) above, make available to the Bond Insurer and, at the Bond Insurer's direction, to the United States Trust Company of New York, as insurance trustee for the Bond Insurer or any successor insurance trustee (the "Insurance Trustee"), the registration books of the Issuer maintained by the Trustee and all records relating to the Funds and Accounts established under this Indenture.

          (c) The Trustee shall provide the Bond Insurer and the Insurance Trustee with a list of registered owners of Bonds entitled to receive principal or interest payments from the Bond Insurer under the terms of the Bond Insurance Policy, and shall make arrangements with the Insurance Trustee (i) to mail checks or drafts to the registered owners of Bonds entitled to receive full or partial interest payments from the Bond Insurer and (ii) to pay principal upon Bonds surrendered to the Insurance Trustee by the registered owners of Bonds entitled to receive full or partial principal payments from the Bond Insurer.

          (d) The Trustee shall, at the time it provides notice to the Bond Insurer pursuant to (a) above, notify registered owners of Bonds entitled to receive the payment of principal or interest thereon from the Bond Insurer (i) as to the fact of such entitlement, (ii) that the Bond Insurer will remit to them all or a part of the interest payments next coming due upon proof of Bondholder entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the registered owner's right to payment, (iii) that should they be entitled to receive full payment of principal from the Bond Insurer, they must surrender their Bonds (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such Bonds to be registered in the name of the Bond Insurer) for payment to the Insurance Trustee, and not the Trustee and (iv) that should they be entitled to receive partial payment of principal from the Bond Insurer, they must surrender their Bonds for payment thereon first to the Trustee who shall note on such Bonds the portion of the principal paid by the Trustee and then, along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal.

          (e) In the event that the Trustee has notice that any payment of or interest on a Bond which has become due for payment and which is made to a Bondholder by or on behalf of the Issuer has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee shall, at the time the Bond Insurer is notified pursuant to (a) above, notify all registered owners that in the event that any registered owner's payment is so recovered, such registered owner will be entitled to payment from the Bond Insurer to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee shall furnish to the Bond Insurer its records evidencing the payments of principal of and interest on the Bonds which have been made by the Trustee and subsequently recovered from registered owners and the dates on which such payments were made.

          (f) In addition to those rights granted the Bond Insurer under this Indenture, the Bond Insurer shall, to the extent it makes payment of principal of or interest on the Bonds, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Bond Insurance Policy, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Trustee shall note the Bond Insurer's rights as subrogee on the registration books of the Issuer maintained by the Trustee upon receipt from the Bond Insurer of proof of the payment of interest thereon to the registered owners of the Bonds, and (ii) in the case of subrogation as to claims for past due principal, the Trustee shall note the Bond Insurer's rights as subrogee on the registration books of the Issuer maintained by the Trustee upon surrender of the Bonds by the registered owners thereof together with proof of the payment of principal thereof.

     SECTION 6.5. Bond Insurer's Right to Sue. If an Event of Default occurs, the Bond Insurer shall have the right to institute any suit, action or proceeding at law or in equity under the same terms as a Bondholder may institute any action hereunder.

     SECTION 6.6. Third Party Beneficiary. To the extent that this Indenture confers upon or gives or grants to the Bond Insurer any right, remedy or claim under or by reason of this Indenture, the Bond Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any
such   right,  remedy  or  claim  conferred,  given  or   granted
hereunder.

     SECTION 6.7. Provisions With Respect to Bond Insurance. As long as the Bond Insurance Policy issued by the Bond Insurer is in full force and effect with respect to the Bonds and the Bond
Insurer is not in default thereunder:

     (a) Any provision of this Indenture expressly recognizing or granting rights in or to the Bond Insurer may not be amended in any manner which affects the rights of the Bond Insurer hereunder without the prior written consent of the Bond Insurer. Any action under this Indenture which requires the consent or approval of owners of the Bonds shall, in addition to such approval, be subject to the prior written consent of the Bond Insurer.

     (b) Anything in this Indenture to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default, and subject to the indemnification provisions contained in Sections 11.1(e) of this Indenture, the Bond Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Owners or the Trustee for the benefit of the Owners under this Indenture including, without limitation, (i) the right to accelerate the principal of the Bonds as set forth herein and (ii) the right to annul any declaration of acceleration, and the Bond Insurer shall also be entitled to approve all waivers of Events of Default.

     (c) (i) The Trustee shall furnish to the Bond Insurer a copy of any notice to be given to the Owners, including, without limitation, notice of any redemption of or defeasance of the Bonds, and any certificate rendered pursuant to this Indenture relating to the security for the Bonds.

          (ii) The Trustee shall notify the Bond Insurer of any failure of the Company to provide the Trustee notices, certificates, and other documents required to be furnished to the Trustee by this Indenture or the Refunding Agreement.

     (d) Notwithstanding anything herein to the contrary, in the event that the principal or interest due on the Bonds shall be paid by the Bond Insurer pursuant to the Bond Insurance Policy, the Bonds shall remain outstanding for all purposes, shall not be defeased or otherwise satisfied and shall not be considered paid by the Issuer, and the assignment and pledge of the Trust Estate and all covenants, agreements and other obligations of the Issuer to the Owners shall continue to exist and shall run to the benefit of the Bond Insurer, and the Bond Insurer shall be subrogated to the rights of the Owners.

     (e) (i) The Bond Insurer shall receive five days' prior written notice of any Trustee or Paying Agent resignation and shall have the right to approve the appointment of any successor Trustee or Paying Agent appointed by the Issuer pursuant to Section 11.9 of this Indenture. In the event that the Trustee shall fail to perform its obligations hereunder in any material respect, the Bond Insurer may direct the Company to exercise its rights under Section 11.9 of this Indenture to remove the Trustee and the Company shall so exercise such rights.

          (ii) Notwithstanding any other provision of this Indenture, in determining whether the rights of the Owners will be adversely affected by any action taken pursuant to the terms and provisions of this Indenture, the Trustee shall consider the effect on the Owners as if there were no Bond Insurance Policy.

     SECTION 6.8. References to the Bond Insurer. All provisions hereof regarding consents, approvals, directions, appointments or requests by the Bond Insurer shall be deemed not to require or permit such consents, approvals, directions, appointments or requests by the Bond Insurer and shall be read as if the Bond Insurance Policy was not mentioned therein during any time in which the Bond Insurer is in default in its obligations to make payments under the Bond Insurance Policy; provided, however, that this Section shall not affect the rights of the Bond Insurer to collect any amounts owed to it.

                          ARTICLE VII

                INVESTMENT OR DEPOSIT OF MONEYS

     SECTION 7.1. Deposits. All moneys received by the Trustee under this Indenture shall be deposited with the Trustee, until or unless invested or deposited as provided in Section 7.2 or as otherwise provided herein. All deposits with the Trustee shall be secured as required by applicable law for such trust deposits. The Trustee may deposit such moneys with any other depository which is authorized to receive them and is subject to supervision by public banking authorities. The moneys on deposit in the Bond Purchase Fund shall not be invested.

     SECTION  7.2.    Investment of Moneys  in  Bond  Fund.   (a)
Moneys held for the credit of the Bond Fund shall, upon written direction by the Authorized Company Representative, be invested and reinvested by the Trustee in any one or more of the following obligations or securities on which neither the Company nor any of its subsidiaries is the obligor: (i) Government Securities; (ii) interest bearing deposit accounts (which may be represented by certificates of deposit) in national or state banks (which may include the Trustee, any Paying Agent, and the Bond Registrar)
having   a  combined  capital  and  surplus  of  not  less   than
$10,000,000, or savings and loan associations having total assets of not less than $40,000,000; (iii) bankers' acceptances drawn on and accepted by commercial banks (which may include the Trustee, any Paying Agent, and the Bond Registrar) having a combined capital and surplus of not less than $10,000,000; (iv) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico, or any political subdivision of any of the foregoing,  which  are rated in any of the three  highest  rating
categories   by  a  nationally  recognized  rating  agency;   (v)
obligations of federal agencies which obligations represent the full faith and credit of the United States of America; (vi) commercial or finance company paper which is rated in any of the three highest rating categories by a nationally recognized rating agency; (vii) corporate debt securities rated in any of the three highest rating categories by a nationally recognized rating agency; (viii) money market funds, including those for which the Trustee or any affiliate receives compensation with respect to such investment, which (x) are rated in the highest rating category by S&P or Moody's or (y) are comprised in their entirety of U.S. Treasury obligations; and (ix) repurchase agreements with banking or financial institutions having a combined capital and surplus of not less than $10,000,000 (which may include the Trustee, any Paying Agent, and the Bond Registrar) with respect
to  any  of  the  foregoing obligations or securities.   As  used
above, the reference to rating categories shall mean generic categories which may include numerical or other qualifications of ratings within each such generic rating category such as "+" or "-
".   Such  investments shall have maturity  dates,  or  shall  be subject to redemption by the holder at the option of the holder, on or prior to the dates the moneys invested therein will be needed as reflected by a statement of the Authorized Company Representative, which statement must be on file with the Trustee prior to any investment. Such investments shall not be subject
to  redemption  by the issuer at the option of the  issuer.   The
Trustee shall not be responsible for any loss in connection with making any investments hereunder.

     (b) Obligations so purchased as an investment of moneys in any fund or account shall be deemed at all times a part of such fund or account. Any profit and income realized from such investments shall be credited to such fund or account and any loss shall be charged to such fund or account.

     SECTION 7.3. Arbitrage Bond Covenant. With respect to the authority to invest funds granted in this Indenture, the Issuer and the Trustee hereby covenant with the holders of the Bonds that, subject to the Company's written direction of the investment of funds, they will make no use of the proceeds of the Bonds, or any other funds which may be deemed to be proceeds of the Bonds pursuant to Section 148 of the Code, which would cause the Bonds to be "arbitrage bonds" within the meaning of such Section.

     The Company has agreed in the Refunding Agreement to comply with the rebate requirements of Section 148(f) of the Code. The Trustee shall provide the Company with monthly account statements in connection with its investment of moneys in the Bond Fund under Section 7.2.

                          ARTICLE VIII

                      REDEMPTION OF BONDS

     SECTION 8.1. Bonds Subject to Redemption. (a) Optional Redemption. The Bonds shall be subject to redemption at the option of the Issuer, in whole or in part, and if in part at the lowest authorized denomination or any whole multiple thereof, at the direction of the Company, from funds available for such purpose in the Bond Fund, as follows:

          (i) If the Bonds accrue interest at Commercial Paper, Daily or Weekly Rates, the Bonds shall be subject to optional redemption on any Interest Payment Date (with respect to a Bond bearing interest at the Commercial Paper Rate, on the Interest Payment Date applicable to that Bond) at an optional redemption price equal to 100% of the principal amount thereof, together with accrued interest to the redemption date.

          (ii) If the Bonds accrue interest at a Dutch Auction Rate, the Bonds shall be subject to optional redemption on the Business Day immediately preceding any Auction Date, at an optional redemption price equal to 100% of the principal amount thereof, together with accrued interest to the redemption date.

          (iii) If the Bonds accrue interest at a Multiannual Rate, the Bonds shall be subject to optional redemption (A) at any time on and after the dates and at the optional redemption prices set forth below, together with accrued interest, if any, to the redemption date and (B) on the day after the end of each Multiannual Rate Period at the redemption price of 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date:

          Length of        Commencement
          Multiannual      of Multiannual
          Rate Period      Redemption Period     Redemption Price

          Greater than or  Fifth anniversary of  102%, declining by 1%
          equal to 6 years the commencement of   on each succeeding
                           Rate Period           anniversary of
                                                 the first
                                                 day of the redemption
                                                 period  until
                                                 reaching 100% and
                                                 thereafter
                                                 at 100%
         Less than 6 years Bonds not subject to
                           optional redemption
                           until commencement
                           of next Rate Period

     (b) Extraordinary Optional Redemption. If the Bonds accrue interest at a Multiannual Rate, the Bonds shall be subject to optional redemption by the Issuer, at the direction of the Company, in whole but not in part, at any time, at a redemption price equal to the principal amount being redeemed plus accrued interest to the redemption date, if:

          (i) the Company shall have determined that the continued operation of the Facilities or the Plant is impracticable, uneconomical or undesirable for any reason;

          (ii) all or substantially all of the Facilities or the Plant shall have been condemned or taken by eminent domain;
     or

          (iii) the operation of the Facilities or the Plant shall have been enjoined or shall have otherwise been prohibited by any order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body.

     (c) Extraordinary Mandatory Redemption. The Bonds shall be subject to mandatory redemption, at a redemption price equal to the principal amount being redeemed plus accrued interest to the redemption date, on the one hundred eightieth day (or such earlier date as may be designated by the Company) after a final determination by a court of competent jurisdiction or an administrative agency to the effect that solely as a result of a failure by the Company to perform or observe any covenant, agreement or representation contained in the Refunding Agreement, the interest payable on the Bonds is included for federal income tax purposes in the gross income of the owners thereof, other than any owner who is a "substantial user" of the Facilities or a "related person" within the meaning of Section 147(a) of the Code. No determination by any court or administrative agency will be considered final unless the Company has participated in the proceeding which resulted in such determination, either directly or, at the option of the Company, through a Bondholder, to a degree it reasonably deems sufficient and until the conclusion of any appellate review sought by any party to such proceeding or the expiration of the time for seeking such review. Subject to the foregoing provisions of this subsection (c), the Bonds shall be redeemed in whole unless, in the opinion of Bond Counsel mutually acceptable to the Issuer, the Trustee and the Company, the redemption of a portion of such Bonds would have the result that interest payable on the Bonds remaining outstanding after such redemption would not be includable in the gross income for federal income tax purposes of any owner of any such Bonds. Any such partial redemption shall be by lot in such amount as is necessary to accomplish such result.

     SECTION 8.2. Company Direction of Optional Redemption. The Trustee shall call Bonds for optional redemption when and only when it shall have been notified by the Company to do so. The Company will give written notice of any optional redemption to the Trustee and the Issuer as provided in Section 9.1 of the Agreement.

     SECTION 8.3. Selection of Bonds to be Called for Redemption. Except as otherwise provided herein or in the Bonds, if less than all the Bonds are to be redeemed, the particular Bonds to be called for redemption shall be selected by lot or any other method determined by the Trustee to be fair and reasonable; provided, however, that if, as stated in a certificate of the Company delivered to the Trustee, the Company shall have offered to purchase all Bonds then Outstanding and less than all of such Bonds shall have been tendered to the Company for such purchase, the Trustee, at the direction of the Company, shall select for redemption all such Bonds which have not been so tendered. If less than all the Bonds are to be redeemed, the Bonds that remain outstanding shall be in authorized denominations.

     SECTION 8.4. Notice of Redemption. (a) The Company shall deliver notice to the Trustee and the Issuer of its intention to prepay the principal of, premium, if any, and interest on the Bonds and cause the Bonds to be called for optional redemption at least fifteen (15) Business Days prior to the date on which the Trustee is required to give notice of redemption of the Bonds to the Registered Owners thereof (unless a shorter notice shall be accepted by the Trustee as sufficient). The Trustee shall cause notice of any redemption of Bonds hereunder to be mailed by first class mail, postage prepaid (except when DTC is the Registered Owner of all of the Bonds and except for persons or entities owning or providing evidence of ownership satisfactory to the Trustee of a legal or beneficial ownership in at least $1,000,000 aggregate principal amount of Bonds who so request, in which cases, by certified mail, return receipt requested), to the Registered Owners of all Bonds to be redeemed at the registered addresses appearing in the registration books kept for such purpose pursuant to Article II hereof. Each such notice shall
(i) be mailed at least 15 days prior to the redemption date for Bonds accruing interest at Dutch Auction, Daily, Weekly and Commercial Paper Rates and at least 30 days prior to the redemption date for Bonds accruing interest at Multiannual Rates,
(ii) identify the Bonds to be redeemed if less than all Bonds are to be redeemed (specifying the CUSIP numbers, if any, assigned to the Bonds), (iii) specify the redemption date and the redemption price, (iv) state whether the notice is conditional or not as permitted by paragraph (b) hereof, and (v) state that on the redemption date the Bonds called for redemption will be payable at the principal office of the Trustee, that from that date interest will cease to accrue and that no representation is made as to the accuracy or correctness of the CUSIP numbers printed therein or on the Bonds; provided, however, that so long as DTC or its nominee is the sole Registered Owner of the Bonds under the book-entry-only system, redemption notices will be sent to Cede & Co. Any failure on the part of DTC, a direct participant or indirect participant to give such notice to the Owner or any defect therein shall not affect the sufficiency or validity of any proceedings for the redemption of the Bonds. No defect affecting any Bond, whether in the notice of redemption or mailing thereof (including any failure to mail such notice), shall affect the validity of the redemption proceedings for any other Bonds.

     (b) If at the time of mailing of any notice of an optional redemption there shall not have been deposited with the Trustee moneys sufficient to redeem all the Bonds called for redemption, such notice shall state that it is conditional, that is, subject to the deposit of the redemption moneys with the Trustee on or prior to the redemption date, and such notice shall be of no effect unless such moneys are so deposited on or prior to the redemption date. If such redemption is not effectuated, the Trustee shall, within five days thereafter, give notice in the manner in which the notice of redemption was given that such moneys were not so received.

     SECTION 8.5. Redemption Payments. Subject to the provisions of Section 8.4(b), on or prior to the date fixed for redemption, funds shall be deposited with the Trustee to pay, and the Trustee is hereby authorized and directed to apply such funds to the payment of, the Bonds or portions thereof to be redeemed, together with accrued interest thereon to the redemption date and any required premium. Upon the giving of notice and the deposit of funds for redemption, interest on the Bonds or portions thereof thus redeemed shall no longer accrue after the date fixed for redemption.

                           ARTICLE IX

      COVENANTS OF THE ISSUER; GENERAL AND REFUNDING BONDS

     SECTION 9.1. Payment of Principal of, Premium, if any, and Interest on Bonds; Appointment of Paying Agent. The Issuer covenants that it will promptly pay or cause to be paid the principal of, premium, if any, and interest on every Bond issued under this Indenture at the place, on the dates and in the manner provided herein and in the Bond according to the true intent and meaning thereof; provided, however, that the obligation of the Issuer hereunder to make or cause to be made any payment to the Trustee in respect of the principal of, premium, if any, or interest on the Bonds shall be reduced by the amount of moneys, if any, on deposit in the Bond Fund and available to be applied by the Trustee toward the payment of the principal of, premium, if any, or interest on the Bonds. The principal and interest are payable solely from the Trust Estate, including Revenues, which Revenues are specifically pledged and assigned for the payment thereof in the manner and to the extent herein specified, and nothing in the Bonds or this Indenture should be considered as assigning or pledging any funds or assets of the Issuer other than the Trust Estate in the manner and to the extent herein specified. Anything in this Indenture to the contrary notwithstanding, it is understood that whenever the Issuer makes any covenant involving financial commitments, it pledges no funds or assets other than the Trust Estate in the manner and to the extent herein specified, but nothing herein shall be construed as prohibiting the Issuer from using any other funds or assets.

     The Issuer shall, with the approval of the Company, appoint one or more Paying Agents for such purpose, each such agent to be a national banking association, a bank and trust company or a trust company. The Issuer hereby appoints the Trustee as Paying Agent and designates the office of the Trustee at 1201 Main Street, 18th Floor, Dallas, Texas 75202, Attention: Registered Processing, as the place of payment, such appointment and designation to remain in effect until notice of change is filed with the Trustee. The Issuer shall give prompt written notice to the Trustee of the designation of each such Paying Agent and of its designated office location for purposes of such agency, and of any change in the Paying Agent or of its designated office location. Any Paying Agent other than the Trustee shall be a person which meets the requirements for qualifications of a paying agent imposed by Section 12.2 hereof.

     SECTION 9.2. Compliance with Laws. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all ordinances pertaining thereto. The Issuer covenants that it is duly authorized under the Constitution and laws of the State, including particularly and without limitation the Act, to issue Bonds authorized hereby and to execute this Indenture and to make the pledge and covenants in the manner and to the extent herein set forth; that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture has been duly and effectively taken; and that the Bonds in the hands of the holders and owners thereof are and will be valid and enforceable obligations of the Issuer according to the import thereof.

     SECTION 9.3. Enforcement of Agreement; Prohibition Against Amendments of Agreement; Notice of Default. The Issuer shall cooperate with the Trustee in enforcing the payment of all amounts under the Agreement and shall require the Company to perform its obligations under the Agreement. So long as no Event of Default hereunder shall have occurred and be continuing, the Issuer may exercise all its rights under the Agreement as amended or supplemented from time to time, including the right to amend the Agreement; provided that it shall not amend the Agreement without the consent of the Trustee pursuant to Section 14.3. The Issuer shall give prompt notice to the Trustee of any default known to the Issuer under the Agreement.

     SECTION 9.4. Further Assurances. Except to the extent otherwise provided in this Indenture, the Issuer shall not enter into any contract or take any action by which the rights of the Trustee, the Bondholders or the Company may be impaired and shall, from time to time, execute and deliver such further instruments and take such further action as may be required to carry out the purposes of this Indenture.

     SECTION 9.5. Prohibited Activities. The Issuer covenants that it shall not take any action or suffer or permit any action to be taken or condition to exist which causes or may cause the interest payable on the Bonds to be includable in gross income for purposes of federal income taxation. Without limiting the generality of the foregoing, the Issuer covenants that (a) the proceeds of the sale of the Bonds, the earnings thereon, and any other moneys on deposit in any fund or account maintained in respect of the Bonds (whether such moneys were derived from the proceeds of the sale of the Bonds or from other sources) will not be used in a manner which would cause the Bonds to be treated as "arbitrage bonds" within the meaning of Section 148 of the Code, and (b) all action with respect to the Bonds required by Section 148(f) of the Code shall be taken in a timely manner.

     SECTION 9.6. Administration Expenses. It is understood and agreed that pursuant to the provisions of Section 4.5 of the Refunding Agreement, the Company agrees to pay the Administration
Expenses.

     SECTION 9.7. Moneys to be Held in Trust. All moneys required to be deposited with or paid to the Trustee or any Paying Agent for deposit into the Bond Fund, the Bond Purchase Fund or the Refunding Fund (until disbursed in accordance with the provisions of this Indenture) under any provision of this Indenture and all moneys withdrawn from the Bond Fund and held by any Paying Agent, shall be held by the Trustee or such Paying Agent in trust, and except for moneys deposited in the Bond Purchase Fund, or deposited with or paid to the Trustee for the redemption of Bonds, notice of which redemption has been duly given, and for moneys deposited with or paid to the Trustee pursuant to Article XV hereof, shall, while held by the Trustee or any Paying Agent, constitute part of the Trust Estate and be subject to the lien hereof. Any moneys received by or paid to the Trustee pursuant to any provision of the Refunding Agreement calling for the Trustee to hold, administer and disburse the same in accordance with the specific provisions of the Refunding Agreement shall be held, administered and disbursed pursuant to such provisions. The Issuer agrees that if it shall receive any moneys pursuant to applicable provisions of the Refunding Agreement, it will forthwith upon receipt thereof pay the same over to the Trustee to be held, administered and disbursed by the Trustee in accordance with the provisions of the Refunding Agreement pursuant to which the Issuer may have received the same. Furthermore, if for any reason the Refunding Agreement ceases to be in force and effect while any Bonds are outstanding, the Issuer agrees that if it shall receive any moneys derived from the Facilities, it will forthwith upon receipt thereof pay the same over to the Trustee to be held, administered and disbursed by the Trustee in accordance with provisions of the Refunding Agreement that would be applicable if the Refunding Agreement were then in force and effect, and if there be no such provisions which would be so applicable, then the Trustee shall hold, administer and disburse such moneys solely for the discharge of the Issuer's obligations under this Indenture.

     SECTION 9.8. Rights of Company Under Refunding Agreement. Nothing herein contained shall be deemed to impair the rights and privileges of the Company set forth in the Refunding Agreement. The Issuer and the Trustee agree that the Company in its own name or in the name of the Issuer may enforce all of the rights of the Issuer, all obligations of the Trustee, and all of the Company's rights provided for in this Indenture.

     SECTION 9.9. Recordation and Other Instruments. The Issuer covenants that it will cooperate with the Company in causing this Indenture, the Refunding Agreement, such security agreements, financing statements and all supplements thereto and other instruments as may be required from time to time to be kept, to be recorded and filed in such manner and in such places as may be required by law in order to fully preserve and protect the security of the holders and owners of the Bonds and the rights of the Trustee hereunder, and to perfect the security interest created by this Indenture.

     SECTION 9.10. Inspection of Books. The Issuer covenants and agrees that all books and documents in their possession relating to the Facilities and the revenues derived from the Facilities shall be open to inspection at all reasonable times by such accountants or other agencies as the other party may from time to time designate and by the Company and by the Bond Insurer.

     SECTION 9.11. Rights of Trustee Under Refunding Agreement. The Refunding Agreement, a duly executed counterpart of which has been filed with the Trustee, sets forth covenants and obligations of the Issuer and the Company, including provisions that subsequent to the issuance of Bonds and prior to their payment in full or provision for payment thereof in accordance with the provisions of the Refunding Agreement may not be effectively amended, changed, modified, altered or terminated, or any provision waived without the written consent of the Trustee, and reference is hereby made to the same for a detailed statement of said covenants and obligations of the Company thereunder, and the Issuer agrees that the Trustee in its name or in the name of the Issuer may enforce all rights of the Issuer and all obligations of the Company under and pursuant to the Refunding Agreement, for and on behalf of the bondholders, whether or not the Issuer is in default hereunder.

     SECTION  9.12.  No Transfer of General and Refunding  Bonds.
The  Trustee  shall not sell, assign or transfer the General  and
Refunding  Bonds  except  to  a  successor  trustee  under   this
Indenture.

     SECTION 9.13. Voting of General and Refunding Bonds. The Trustee shall, as the holder of the General and Refunding Bonds, attend such meeting or meetings of holders of general and refunding mortgage bonds issued under the Company Mortgage or, at its option, deliver its proxy in connection therewith, as it relates to matters with respect to which it is entitled to vote or consent. So long as no Event of Default hereunder shall have occurred and be continuing, either at any such meeting or meetings, or otherwise when the consent of the holders of the
Company's general and refunding mortgage bonds issued under the Company Mortgage is sought without a meeting, the Trustee shall vote as the holder of the General and Refunding Bonds, or shall consent with respect thereto, proportionately with what the
Trustee reasonably believes will be the vote or consent of the holders of all other general and refunding mortgage bonds of the Company then outstanding under the Company Mortgage the holders of which are eligible to vote or consent; provided, however, that the Trustee shall not vote as such holder in favor of, or give its consent to, any amendment or modification of the Company Mortgage that is correlative to any amendment or modification of this Indenture referred to in any of clauses (a) through (f) of
Section 14.2 hereof without the prior consent and approval, obtained in the manner prescribed in said Section 14.2, of Bondholders which would be required under said Section 14.2 for such correlative amendment or modification of this Indenture.
     For purposes of this Section 9.13, the Trustee may conclusively rely on a bondholder's certificate delivered to the Trustee, signed by the temporary chairman, the temporary secretary, the permanent chairman, the permanent secretary, or an inspector of votes at any meeting or meetings of bondholders under the Company Mortgage, or by the Company Mortgage Trustee in the case of consents of such bondholders which are sought without a meeting, which states what the signer thereof reasonably believes will be the proportionate votes or consents of the holders of all general and refunding mortgage bonds (other than the General and Refunding Bonds delivered to and held by the Trustee pursuant to this Indenture) outstanding under the Company Mortgage and counted for the purposes of determining whether such bondholders have approved or consented to the matter put before them.

     Any action taken by the Trustee in accordance with the provisions of this Section 9.13 shall be binding upon the Issuer and the Bondholders.

     SECTION  9.14.   Surrender of General and  Refunding  Bonds.
The Trustee shall surrender General and Refunding Bonds to the Company Mortgage Trustees in accordance with the provisions of
Section 4.3(d), (e) and (g) of the Refunding Agreement.

     SECTION 9.15. Notice to Company Mortgage Trustees. In the event that a payment on the General and Refunding Bonds shall have become due and payable and shall not have been fully paid after the expiration of the applicable grace period, the Trustee shall immediately give notice thereof to the Company Mortgage Trustees specifying the amount of funds required to make such payment. In the event that the Bonds (or any portion thereof) are to be redeemed pursuant to any provisions of this Indenture requiring mandatory redemption of such Bonds (other than at the direction of the Company), the Trustee shall forthwith give notice thereof to the Company Mortgage Trustees specifying the principal amount of Bonds so to be redeemed and the redemption date therefor. Any such notice given by the Trustee shall be signed by its President, a Vice President or a Trust Officer thereof. The Trustee shall incur no liability for failure to give any such notice and such failure shall have no effect on the obligations of the Company on the General and Refunding Bonds or on the rights of the Trustee or of the bondholders.

                           ARTICLE X

                 EVENTS OF DEFAULT AND REMEDIES

     SECTION  10.1.   Events  of Default Defined.   Each  of  the
following shall be an "Event of Default" hereunder:

          (a) Payment of the principal or redemption price of any Bond is not made when it becomes due and payable at the Maturity Date or upon call for redemption or upon a declaration of acceleration; or

          (b) Payment of any interest on any Bond is not made within two (2) Business Days, if such failure shall occur with respect to Bonds accruing interest at a Dutch Auction Rate, or within sixty (60) days if such failure shall occur with respect to Bonds accruing interest at a Daily,
     Commercial Paper, Weekly or Multiannual Rate, after it becomes due and payable; or

          (c) The occurrence and continuance of any "Event of Default" under Section 8.1(a) of the Agreement; or

          (d) Default in the payment of any other amount required to be paid under this Indenture or in the performance or observance of any other of the covenants, agreements or conditions contained in this Indenture, or in the Bonds issued under this Indenture, and continuance thereof for a period of ninety (90) days after written notice specifying such failure and requesting that it be remedied shall have been given to the Issuer and the Company by the Trustee, which may give such notice in its discretion and shall give such notice at the written request of the holders of not less than ten percent (10%) in aggregate principal amount of the Bonds then outstanding, unless the Trustee, or the Trustee and holders of an aggregate principal amount of Bonds not less than the aggregate principal amount of Bonds the holders of which requested such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the holders of such principal amount of Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is instituted by the Issuer, or the Company on behalf of the Issuer, within such period and is being diligently pursued; or

          (e) If payment of the Purchase Price of any Bond required to be purchased pursuant to Section 4.3 is not made when such payment becomes due and payable; or

          (f) The occurrence and continuance of any "Event of Default" under Section 8.1(b), (d) or (e) of the Refunding Agreement or any Event of Default under Section 8.1(c) of the Refunding Agreement which arises as the result of the failure of the Company to observe and perform the provisions of Section 6.8 of the Refunding Agreement.

     SECTION 10.2. Acceleration and Annulment Thereof. If any Event of Default described in clause (a), (b), (e) or (f) of
Section 10.1 hereof occurs and is continuing, the Trustee may, and upon request of the owners of at least twenty-five percent (25%) in aggregate principal amount of all Bonds then Outstanding shall, by notice in writing to the Issuer and the Company, declare the principal of all Bonds then Outstanding to be immediately due and payable; and upon such declaration the said principal, together with interest accrued thereon to the date of acceleration, shall become due and payable immediately at the place of payment provided therein, anything in the Indenture or in the Bonds to the contrary notwithstanding. Upon the occurrence of any acceleration hereunder, the Trustee shall immediately declare all payments under the Agreement pursuant to
Section 4.2 thereof to be due and payable immediately.

     Upon the occurrence and continuance of an Event of Default under Section 10.1(c) hereof, and further upon the condition that, in accordance with the terms of the Company Mortgage, the General and Refunding Bonds shall have become immediately due and payable pursuant to any provision of the Company Mortgage, the Bonds shall, without further action, become and be immediately due and payable, anything in this Indenture or in the Bonds to the contrary notwithstanding, and the Trustee shall give notice thereof in writing to the Issuer and the Company, and notice to Bondholders in the same manner as a notice of redemption under
Section 8.4 hereof.

     Immediately after any acceleration hereunder, the Trustee, to the extent it has not already done so, shall notify in writing the Issuer, the Company, the Paying Agent and the Remarketing Agent of the occurrence of such acceleration. Upon the occurrence of any acceleration hereunder, the Trustee shall notify by first class mail, postage prepaid, the owners of all Bonds Outstanding of the occurrence of such acceleration.

     If, after the principal of the Bonds has become due and payable, all arrears of interest upon the Bonds are paid by the Issuer, and the Issuer also performs all other things in respect to which it may have been in default hereunder and pays all amounts due the Trustee under Section 11.7 and the Bondholders, including but not limited to reasonable attorneys' fees, then, and in every such case, the owners of a majority in principal amount of the Bonds then Outstanding, by notice to the Issuer and to the Trustee, may annul such acceleration and its consequences, and such annulment shall be binding upon the Trustee and upon all owners of Bonds issued hereunder. No such annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon. The Trustee shall forward a copy of any notice from Bondholders received by it pursuant to this paragraph to the Company. Immediately upon such annulment, the Trustee shall cancel, by notice to the Company, any demand for prepayment of all amounts due under the Agreement made by the Trustee pursuant to this Section. The Trustee shall promptly give written notice of such annulment to the Issuer, the Company, the Paying Agent, the Remarketing Agent, and, if notice of the acceleration of the Bonds shall have been given to the Bondholders, shall give notice thereof to the Bondholders.

     SECTION 10.3. Other Remedies. If any Event of Default occurs and is continuing, the Trustee, before or after the principal of the Bonds becomes immediately due and payable, may enforce each and every right granted to it under the Agreement and any supplements or amendments thereto. In exercising such rights and the rights given the Trustee under this Article, the Trustee shall take such action as, in the judgment of the Trustee applying the standards described in Section 11.1, would best serve the interests of the Bondholders.

     SECTION 10.4. Legal Proceedings by Trustee. If any Event of Default has occurred and is continuing, the Trustee in its discretion may, and upon the written request of the Owners of a majority in principal amount of all Bonds then Outstanding and receipt of indemnity to its satisfaction shall, in its own name:

          (1) By mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Bondholders, including the right to require the Issuer to enforce any rights under the Agreement and to require the Issuer to carry out any other provisions of this Indenture for the benefit of the Bondholders and to perform its duties under the Act;

          (2)  Bring suit to enforce the Bonds;

          (3) By action or suit in equity require the Issuer to account as if it were the trustee of an express trust for the Bondholders; and

          (4) By action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Bondholders.

     SECTION 10.5. Discontinuance of Proceedings by Trustee. If any proceeding commenced by the Trustee on account of any Event of Default is discontinued or is determined adversely to the Trustee, then the Company, the Issuer, the Trustee and the
Bondholders  shall  be  restored to their  former  positions  and
rights   hereunder  as  though  no  such  proceedings  had   been
commenced.

     SECTION 10.6. Bondholders May Direct Proceedings. The Owners of a majority in principal amount of the Bonds Outstanding shall have the right, after furnishing indemnity satisfactory to the Trustee, to direct the method and place of conducting all remedial proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture or any other proceedings hereunder, provided that such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudice the rights of minority Bondholders.

     SECTION  10.7.   Limitations on Actions by Bondholders.   No
Bondholder shall have any right to pursue any remedy hereunder unless:

          (a) the Trustee shall have been given written notice of an Event of Default or the Trustee shall, pursuant to
     Section 11.6, be deemed to have notice thereof,

          (b) the Owners of a majority in principal amount of all Bonds then Outstanding shall have requested the Trustee, in writing, to exercise the powers hereinabove granted or to pursue such remedy in its or their name or names,

          (c) the Trustee shall have been offered indemnity satisfactory to it against costs, expenses and liabilities, including, without limitation, costs and expenses of its counsel, to be incurred in compliance with such request, and

          (d) the Trustee shall have failed to comply with such request within 60 days after receipt of such notice, request and offer of indemnity.

          It is understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     Notwithstanding the foregoing provisions of this Section or any other provision of this Indenture, the obligation of the Issuer shall be absolute and unconditional to pay hereunder, but solely from the Revenues and other funds pledged under this Indenture, the principal or redemption price of, and interest on, the Bonds to the respective owners thereof on the respective due dates thereof, and nothing herein shall affect or impair the right of action, which is absolute and unconditional, of such owners to enforce such payment.

     SECTION 10.8. Trustee May Enforce Rights Without Possession of Bonds. All rights under the Indenture and the Bonds may be enforced by the Trustee without the possession of any Bonds or the production thereof at the trial or other proceedings relative thereto, and any proceeding instituted by the Trustee shall be brought in its name for the ratable benefit of the owners of the Bonds.

     SECTION 10.9. Remedies Not Exclusive. No remedy herein conferred is intended to be exclusive of any other remedy or remedies, and each remedy is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

     SECTION 10.10. Delays and Omissions Not to Impair Rights. No delays or omission in respect of exercising any right or power accruing upon any default shall impair such right or power or be a waiver of such default, and every remedy given by this Article may be exercised from time to time and as often as may be deemed expedient.

     SECTION  10.11. Application of Moneys in Event  of  Default.
Any moneys received by the Trustee under this Article shall be applied in the following order:

          (1) To the payment of all amounts due and owing the Trustee under Section 11.7 hereof, including but not limited to the reasonable costs and expenses of the Trustee, including reasonable counsel fees, any disbursements of the Trustee with interest thereon at the prime rate of the Trustee and its reasonable compensation; and

          (2) To the payment of principal or redemption price (as the case may be) and interest then owing on the Bonds, and in case such moneys shall be insufficient to pay the same in full, then to the payment of principal or redemption price and interest ratably, without preference or priority of one over another or of any installment of interest over any other installment of interest; and

          (3) To the payment of reasonable costs and expenses of the Issuer, including reasonable counsel fees, incurred in connection with the Event of Default.

     The surplus, if any, shall be paid to the Company.

     Funds on deposit in the Bond Purchase Fund shall be applied in accordance with Section 4.4 hereof.

     SECTION 10.12. Trustee and Bondholders Entitled to All Remedies Under the Act. It is the purpose of this Article to provide such remedies to the Trustee and the Bondholders as may be lawfully granted under the provisions of the Act, but should any remedy herein granted be held unlawful, the Trustee and the Bondholders shall nevertheless be entitled to every other remedy granted hereunder and every remedy provided by the Act. It is further intended that, insofar as lawfully possible, the provisions of this Article shall apply to and be binding upon any trustee or receiver appointed under applicable law.

     SECTION 10.13. Waiver. The provisions of this Article X are subject to the condition that any waiver of any "Default" under the Company Mortgage and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event or Events of Default under clause (c) of Section 10.1 hereof and a rescission and annulment of the consequences thereof, but no such waiver, rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right or remedy consequent thereon.

                           ARTICLE XI

                          THE TRUSTEE

     SECTION 11.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default,

               (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

               (i) this paragraph does not limit the effect of paragraph (b) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii)      the  Trustee shall not be  liable  with
          respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 10.6 hereof; and

               (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to all the paragraphs of this Section.

          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense, but the Trustee may not require indemnity as a condition to declaring the principal of and interest on the Bonds to be due immediately under Section 10.2 hereof.

     SECTION 11.2. No Responsibility for Recitals, etc. The recitals, statements and representations in this Indenture or in the Bonds, save only the Trustee's Certificate of Authentication upon the Bonds, have been made by the Issuer and not by the Trustee; and the Trustee shall be under no responsibility for the correctness thereof, or for the validity, priority, recording or re-recording, filing or re-filing of this Indenture or the Agreement or any financing statements, amendments thereto or continuation statements, or for insuring the Facilities or collecting any insurance moneys, or for the validity of the execution by the Issuer of this Indenture or of any supplements thereto or instruments of further assurance, or for the validity or sufficiency of the security afforded by this Indenture or the Bonds issued hereunder or intended to be secured hereby, or as to the maintenance of the security hereof.

     SECTION  11.3.  Rights of Trustee.  Subject to the foregoing
Section:

          (a) The Trustee may rely on any document believed by it to be genuine and to have been executed or presented by the proper person. The Trustee need not investigate any facts or matters stated in such document.

          (b) Before the Trustee acts or refrains from acting, it may require a certificate of an appropriate officer or officers of the Issuer or the Company or a Favorable Opinion of Bond Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the certificate or such opinion of counsel.

          (c) The Trustee may execute any of its duties hereunder through agents, attorneys-in-fact or co-trustees, and shall not be responsible for the misconduct or negligence of any agent, attorney-in-fact or co-trustee selected by it with reasonable care.

     SECTION 11.4. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Bonds and may otherwise deal with the Issuer or with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent may do the same with like rights.

     SECTION 11.5. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Bonds and it shall not be responsible for any statement in the Bonds other than its certificate of authentication.

     SECTION 11.6. Notice of Defaults. The Trustee shall not be required to take notice, or be deemed to have notice, of any Event of Default under this Indenture, other than an Event of Default under clause (a), (b) or (e) of Section 10.1 hereof (but, with respect to an Event of Default under Section 10.1(e) hereof, only to the extent that the Trustee has received notice thereof from the Paying Agent) concerning which the Trustee shall be deemed to have notice, unless the Trustee shall have been specifically notified in writing of such an Event of Default. If an Event of Default occurs and is continuing and if it is known to or deemed to be known by the Trustee, the Trustee shall mail to each Bondholder notice of the event within 90 days after it occurs. Except in the case of a default in payment or purchase of any Bonds, the Trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of Bondholders. If an Event of Default occurs or if an event occurs which with the giving of notice or lapse of time or both would be an Event of Default, the Trustee shall, immediately upon becoming aware of such Event of Default or such event, give immediate written notice thereof to the Remarketing Agent.

     SECTION 11.7. Compensation of Trustee and Indemnity. (a) For acting under this Indenture, the Trustee shall be entitled to payment for its services and reimbursement of advances, counsel fees and other expenses as shall be agreed to between the Trustee and the Company or, in the absence of any such agreement, to payment of such fees and expenses as may be reasonably made or incurred by the Trustee and reasonable in amount in connection with its services under this Indenture.

     To secure the payment or reimbursement to the Trustee provided for in this paragraph (a), the Trustee shall have a prior lien on all money or property held or collected by the Trustee, except moneys or obligations held in trust to pay principal of, premium, if any, and interest on particular Bonds.

     (b) Pursuant to the terms of Section 4.6 of the Refunding Agreement, the terms of which are incorporated herein by reference, the Company will, among other things, indemnify and hold the Trustee free and harmless from any loss, claim, damage, tax, penalty, liability (including but not limited to liability for any patent infringement), disbursement, litigation expenses, attorneys' fees and expenses or court costs arising out of, or in any way relating to, the execution or performance of the Refunding Agreement, the issuance or sale of the Bonds, actions taken under the Indenture, or any other cause whatsoever pertaining to the Facilities, including without limitation, recovery costs arising from the presence of hazardous substances, except in any case as a result of the negligence or bad faith of the Trustee.

     SECTION 11.8. Eligibility of Trustee. This Indenture shall always have a Trustee that is a corporation organized and doing business under the laws of the United States or any state or the District of Columbia, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by United States or State authority and has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

     SECTION 11.9. Replacement of Trustee. The Trustee may resign by notifying the Issuer and the Company. The owners of a majority in principal amount of the Bonds then outstanding may remove the Trustee by notifying the removed Trustee and may appoint a successor Trustee with the Issuer's and Company's consent. The Company may, with the consent of the Issuer (which consent will not be unreasonably withheld), remove the Trustee so long as no Event of Default (or any event which, with the passage of time or the giving of notice or both, will become an Event of Default) has occurred and is continuing. Notwithstanding the foregoing, no resignation or removal of the Trustee shall be effective until a successor is appointed.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer, with the consent of the Company, shall promptly appoint a successor
Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately thereafter, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall then (but only then) become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, the Company or the holders of a majority in principal amount of the Bonds then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee no longer meets the qualifications in Section
11.8 hereof, any Bondholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     SECTION 11.10. Merger of Trustee. Any corporation into which any Trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any Trustee hereunder shall be a party, shall be the successor trustee under the Indenture, without the execution or filing of any paper or any further act on the part of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 11.11. Trustee Not Required to Expend or Risk Own Funds. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 11.12. Trust Estate may be Vested in Separate or Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of the State) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or the Agreement, and in particular in case of the enforcement of either on default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the trust estate, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section are adapted to these ends.

     In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vested in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

     Should any deed, conveyance or instrument in writing from the Issuer be required by the separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate trustee or co-trustee, or a successor to either, shall become incapable of acting, resign or be removed, all the estate properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

     SECTION 11.13. Reliance Upon Counsel. The Trustee may consult with counsel satisfactory to it, and the written opinion of such counsel selected by the Trustee or any Favorable Opinion of Bond Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by such Trustee hereunder in good faith and in accordance with the opinion of such counsel.

                          ARTICLE XII

            THE REMARKETING AGENT; THE PAYING AGENT;
             THE AUCTION AGENT AND THE MARKET AGENT

     SECTION 12.1. The Remarketing Agent. (a) The initial Remarketing Agent under this Indenture shall be Morgan Stanley & Co. Incorporated. The Remarketing Agent shall accept the duties and obligations imposed on it under this Indenture pursuant to the Remarketing Agreement.

     (b) In addition to the other obligations imposed on the Remarketing Agent hereunder, the Remarketing Agent shall agree to keep such books and records as shall be consistent with prudent industry practice and make such books and records available for inspection by the Issuer, the Trustee and the Company at all reasonable times.

     (c)   If  at  any time the Remarketing Agent  is  unable  or
unwilling to act as Remarketing Agent, the Remarketing Agent, upon 30 days' prior written notice to the Issuer, the Trustee, the Paying Agent, the Bond Insurer and the Company, may resign.
The Remarketing Agent may be removed at any time upon 5 days prior written notice by the Company, by written notice signed by the Company delivered to the Trustee and the Remarketing Agent, with a copy to the Issuer. Upon resignation or removal of the Remarketing Agent, the Company shall appoint a successor Remarketing Agent to act in such capacity, and the Remarketing Agent shall assign and deliver the Remarketing Agreement to the successor Remarketing Agent. No resignation or removal will be effective until the successor has delivered an acceptance of its appointment and the terms of the Remarketing Agreement to the Trustee. Any successor Remarketing Agent shall be a nationally recognized broker-dealer who engages in the remarketing of securities similar to the Bonds and has outstanding debt obligations assigned ratings no lower than Baa3/P-3 or better by Moody's, if the Bonds are then rated by Moody's, or BBB- by S&P, if the Bonds are then rated by S&P, or be otherwise acceptable to Moody's, if the Bonds are then rated by Moody's, and S&P, if the Bonds are then rated by S&P.

     (d) In the event that the Company shall fail to appoint a successor Remarketing Agent, upon the resignation or removal of the Remarketing Agent or upon its dissolution, insolvency or bankruptcy, the Trustee may either appoint a Remarketing Agent or itself act as Remarketing Agent until the appointment of a successor Remarketing Agent in accordance with this Section; provided, however, that the Trustee, in its capacity as Remarketing Agent, shall not be required to sell Bonds.

     SECTION  12.2.   The Paying Agent.  (a)   The  Paying  Agent
shall agree to

          (i) hold all sums held by it for the payment of the principal or redemption price of, or interest on, Bonds in trust for the benefit of the owners of such Bonds until such sums shall be paid to such owners or otherwise disposed of as herein provided,

          (ii) at any time during the continuance of any default in the payment of principal or redemption price of or interest on the Bonds, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent,

          (iii) hold all Bonds delivered to it pursuant to Sections 4.1 and 4.2, as agent and bailee of, and in escrow for the benefit of, the respective owners thereof until moneys representing the Purchase Price of such Bonds shall have been delivered to or for the account of or to the order of such owners;

          (iv) hold all moneys (without investment thereof) delivered to it hereunder for the purchase of Bonds pursuant to Sections 4.1 and 4.2, as agent and bailee of, and in escrow for, and for the benefit of, the person or entity which shall have so delivered such moneys until the Bonds purchased with such moneys shall have been delivered to or for the account of such person or entity;

          (v) hold Bonds for the account of the Company as contemplated by Section 4.3 hereof; and

          (vi) keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee and the Company at all reasonable times.

     (b) The Paying Agent shall be a corporation duly organized under the laws of the United States of America or any state or territory thereof, or a bank or trust company having a combined capital stock, surplus and undivided profits of at least $50,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture. The Paying Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 60 days' notice to the Issuer, the Trustee, the Company and the Remarketing Agent. In the event that the Issuer, at the request of the Company, shall fail to appoint a successor Paying Agent, upon the resignation or removal of the Paying Agent, the Trustee shall either appoint a Paying Agent or itself act as Paying Agent until the appointment of a successor Paying Agent. The Paying Agent may be removed at any time by an instrument signed by the Company, filed with the Issuer, the Trustee and the Remarketing Agent.

     In  the  event of the resignation or removal of  the  Paying
Agent, the Paying Agent shall deliver any Bonds and moneys held by it in such capacity to its successor or, if there is no successor, to the Trustee.

     (c) The Paying Agent in performing its duties hereunder shall be entitled to the same protective provisions in the performance of its duties as are specified in Article XI of this Indenture with respect to the Trustee hereunder to the same extent and as fully for all intents and purposes as though the Paying Agent had been expressly named therein in place of such Trustee and as though the applicable provisions of Article XI of this Indenture had been set forth herein at length.

     SECTION 12.3. Notices. The Trustee shall, within 30 days of the resignation or removal of the Remarketing Agent or the Paying Agent or the appointment of a successor Remarketing Agent or Paying Agent, give notice thereof by first class mail, postage prepaid, to the owners of the Bonds.

     SECTION 12.4. Appointment of Auction Agent; Qualifications of Auction Agent; Resignation; Removal. The Chase Manhattan Bank is hereby appointed as the initial Auction Agent. On or before the effective date of a subsequent conversion to a Dutch Auction Rate Period, an Auction Agent shall be appointed by the Company. The Auction Agent shall evidence its acceptance of such appointment by entering into an Auction Agent Agreement with the Company. The Auction Agent shall be (a) a bank or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, in the City of New York and having a combined capital stock, surplus and undivided profits of at least $15,000,000 or (b) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $15,000,000 and, in either case, authorized by law to perform all the duties imposed upon it under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 45 days' notice to the Trustee, the Company, the Market Agent and the Issuer. The Auction Agent may be removed at any time by the Company upon at least 45 days' notice; provided that, the Company shall have entered into an agreement in substantially the form of the Auction Agent Agreement with a successor Auction Agent.

     SECTION 12.5. Several Capacities. Anything herein to the contrary notwithstanding, the same entity may serve hereunder as the Trustee, the Paying Agent or a Co-Paying Agent, the Bond Registrar, the Tender Agent, the Auction Agent, the Remarketing Agent and the Market Agent, and in any combination of such capacities to the extent permitted by law.

     SECTION 12.6. Market Agent. Morgan Stanley & Co. Incorporated is hereby appointed as the initial Market Agent. On or before the effective date of a subsequent conversion to an Auction Period, a Market Agent shall be appointed by the Company. Any such Market Agent shall be a Broker-Dealer, and shall signify its acceptance of the duties and obligations imposed on it hereunder as Market Agent by the execution of the Broker-Dealer Agreement. During an Auction Period, all references in this Indenture to the Remarketing Agent shall, to the extent not inconsistent with the rights, duties and obligations of the Market Agent per se, be deemed to refer to the Market Agent.

                          ARTICLE XIII

           ACTS OF BONDHOLDERS; EVIDENCE OF OWNERSHIP

     SECTION 13.1. Acts of Bondholders; Evidence of Ownership. Except as otherwise stated herein, any action to be taken by Bondholders may be evidenced by one or more concurrent written instruments of similar tenor signed or executed by such Bondholders in person or by an agent appointed in writing. The fact and date of the execution by any person of any such instrument may be proved by any manner which the Trustee deems sufficient. The ownership of the Bonds shall be proved by the Bond Register. Any action by the owner of any Bond shall bind all future owners of the same Bond in respect of anything done or suffered by the Issuer or the Trustee in pursuance thereof.

                          ARTICLE XIV

                   AMENDMENTS AND SUPPLEMENTS

     SECTION 14.1. Amendments and Supplements Without Bondholders' Consent. This Indenture may be amended or supplemented at any time and from time to time, without the
consent  of  the  Bondholders,  but  with  the  consent  of   the
Remarketing Agent, the Auction Agent, the Market Agent or the Paying Agent, as the case may be, if the amendment or supplement would materially adversely affect or alter the duties or obligations of the Remarketing Agent, the Auction Agent, the Market Agent or the Paying Agent under this Indenture, by a supplemental indenture authorized by an ordinance of the Issuer and filed with the Trustee, for one or more of the following purposes:

          (a) to add additional covenants of the Issuer or to surrender any right or power herein conferred upon the Issuer;

          (b) for any purpose not inconsistent with the terms of this Indenture or to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture;

          (c)    to   permit  the  Bonds  to  be   converted   to
     certificateless securities or vice versa or securities represented by a master certificate held in trust, ownership of which, in either case, is evidenced by book entries on the books of the Bond Registrar, for any period of time;

          (d) to permit the appointment of a co-trustee under this Indenture;

          (e) to authorize different authorized denominations of the Bonds and to make correlative amendments and modifica tions to this Indenture regarding exchangeability of Bonds of different authorized denominations, redemptions of portions of Bonds of particular authorized denominations and similar amendments and modifications of a technical nature;

          (f) to modify, alter, supplement or amend this Indenture in such manner as shall permit the qualification hereof under the Trust Indenture Act of 1939, as from time to time amended;

          (g) to modify, alter, amend, supplement or restate the Indenture in any and all respects necessary, desirable or appropriate in connection with the delivery to the Trustee of a letter of credit, liquidity facility, standby bond purchase agreement or other security arrangement or credit enhancement obtained or provided by the Company;

          (h) to modify the provisions for optional redemption set forth in Section 8.1(a)(iii) at the commencement of a Multiannual Rate Period; or

          (i) to modify, alter, amend or supplement this Indenture in any other respect which is not materially adverse to the Bondholders and which does not involve a change described in clauses (a) through (f) of Section 14.2.

     Before the Issuer and the Trustee shall enter into any supplemental indenture pursuant to this Section, there shall have been delivered to the Trustee a Favorable Opinion of Bond Counsel stating the requirements of such opinion and also stating that such supplemental indenture will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms.

     SECTION 14.2. Amendments With Bondholders' Consent. This Indenture may be amended from time to time, except with respect to (a) the principal, redemption price, Purchase Price and interest payable upon any Bonds, (b) the Interest Payment Dates, the Maturity Date or the redemption or purchase provisions of any Bonds (except as provided in Section 14.1(h)), (c) this Article,
(d) the creation of any lien ranking prior to or on a parity with the lien of this Indenture on the Trust Estate or any part thereof, except as expressly permitted hereby, (e) a privilege or priority of any Bond or Bonds over any other Bond or Bonds, and
(f) depriving the holder of any Bond then outstanding of the lien hereby created in the Trust Estate, by a supplemental indenture consented to by the Company, and if the amendment or supplement would materially adversely affect or alter the duties or obligations of the Remarketing Agent, the Auction Agent, the Market Agent or the Paying Agent under this Indenture, with the consent of the Remarketing Agent, the Auction Agent, the Market Agent or the Paying Agent, as the case may be, and approved by the owners of a majority in aggregate principal amount of the Bonds then Outstanding which would be affected by the action proposed to be taken. This Indenture may be amended with respect to the matters enumerated in clauses (a) through (f) of the preceding sentence with the unanimous consent of all Bondholders, the Company and the Paying Agent or Remarketing Agent if required by the preceding sentence of this Section.

     Before the Issuer and the Trustee shall enter into any supplemental indenture pursuant to this Section, there shall have been delivered to the Trustee a Favorable Opinion of Bond Counsel stating the requirements of such opinion and also stating that such supplemental indenture will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms.

     Anything herein to the contrary notwithstanding, so long as the Company is not in default under the Agreement, a supplemental indenture under this Article which affects any right of the Company shall not become effective unless and until the Company shall have consented in writing to the execution and delivery of such supplemental indenture.

     SECTION  14.3.  Amendment of Agreement.  The Issuer and  the
Company may enter into, with the consent of the Trustee but without the consent of the holders of the Bonds, any amendment, change or modification of the Agreement to cure any ambiguity, formal defect, omission or inconsistent provisions or to make any other change that does not adversely affect the interest of the Bondholders. If the Issuer and the Company propose to amend the Agreement in such a manner as would adversely affect the interests of the Bondholders, the Trustee shall notify Bondholders of the proposed amendment and may consent thereto with the consent of a majority in aggregate principal amount of the Bonds then Outstanding which would be affected by the action proposed to be taken; provided, that the Trustee shall not, without the unanimous consent of the owners of all Bonds then Outstanding, consent to any amendment which would (a) decrease the payments payable, or change the date payments are so payable, under Section 4.2 of the Agreement, consent to any amendment which would change the obligations of the Company under Section
4.3 of the Agreement or the nature of the obligations of the Company on the General and Refunding Bonds as provided in Section
4.3 of the Agreement, (b) reduce the stated term of the Agreement, (c) reduce the Company's obligations under Section 4.2 of the Agreement, or (d) reduce the aforesaid aggregate principal amount of the Bonds, the owners of which are required to consent to such an amendment.

     Before the Issuer and the Company enter into, or otherwise agree to, any amendment, change or modification of the Agreement pursuant to this Section, there shall have been delivered to the Trustee a Favorable Opinion of Bond Counsel stating the requirements of such opinion and also stating that such amendment, change or modification will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms.

     SECTION 14.4. Trustee Authorized to Join in Amendments and Supplements; Reliance on Counsel. The Trustee is authorized to join with the Issuer in the execution and delivery of any supple mental indenture or amendment permitted by this Article and in so doing shall be fully protected by a Favorable Opinion of Bond Counsel that such supplemental indenture or amendment is so permitted and has been duly authorized by the Issuer and that all things necessary to make it a valid and binding agreement have been done.

                           ARTICLE XV

                           DEFEASANCE

     SECTION 15.1. Defeasance. (a) If the Issuer shall pay or cause to be paid to the holders and owners of the Bonds the principal of and interest to become due thereon at the times and in the manner stipulated therein, and if the Issuer shall keep, perform and observe all and singular the covenants and promises in the Bonds and in this Indenture expressed as to be kept, performed and observed by it on its part and shall pay or cause to be paid or provide for the payment of all other sums payable hereunder by the Issuer, then these presents and the estate and rights hereby granted shall cease, terminate and be void, and thereupon the Trustee shall cancel and discharge the lien of this Indenture, and execute and deliver to the Issuer such instruments in writing as shall be requisite to satisfy the lien hereof, and reconvey to the Issuer the estate hereby conveyed, and assign and deliver to the Issuer any property at the time subject to the lien of this Indenture which may then be in its possession, except moneys or Government Securities held by it for the payment of the principal of and interest on the Bonds. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company under Section 11.7 shall survive.

     (b) Provision for the payment of Bonds shall be deemed to have been made when the Trustee holds in the Bond Fund, in trust and irrevocably set aside exclusively for such payment, (i) moneys sufficient to make such payment and any payment of the Purchase Price of Bonds pursuant to Sections 4.1 and 4.2; and/or
(ii) noncallable, nonprepayable Government Securities (provided that in either case the Trustee and the Bond Insurer shall have received a Favorable Opinion of Bond Counsel) maturing as to principal and interest in such amounts and at such times as will provide sufficient moneys (without consideration of any reinvest ment thereof) to make such payment and any payment of the Purchase Price of Bonds pursuant to Sections 4.1 and 4.2, and which are not subject to prepayment, redemption or call prior to their stated maturity; provided that the Trustee, the Bond Insurer, S&P and Moody's shall have received a Favorable Opinion of Bond Counsel to the effect that the Bonds are defeased in accordance with the requirements of this Article.

     No  Bonds in respect of which a deposit under clause (i)  or
(ii) above has been made shall be deemed paid within the meaning of this Article unless the Trustee is satisfied that the amounts deposited are sufficient to make all payments that might become due on the Bonds, with respect to which the Trustee may rely on a certificate of independent certified public accountants, a copy of which certificate shall also be furnished to Moody's and the Bond Insurer, if the Bonds are then rated by Moody's; provided that, notwithstanding any other provision of this Indenture, any Bonds purchased with such moneys pursuant to Section 4.3 shall be surrendered to the Trustee for cancellation and shall not be remarketed, and provided further that the Issuer shall, as a condition to defeasance, obtain written evidence from S&P, if the Bonds are then rated by S&P, and Moody's, if the Bonds are then rated by Moody's, that such defeasance will not result in a reduction or withdrawal of the then current rating on the Bonds. Neither the obligations nor moneys deposited with the Trustee pursuant to this Section shall be withdrawn or used for any purpose other than, and shall be segregated and held in trust for, the payment of the principal, redemption price or purchase price of and interest on the Bonds with respect to which such deposit has been made. In the event that such moneys or obligations are to be applied to the payment of principal or redemption price of any Bonds more than 60 days following the deposit thereof with the Trustee, the Trustee shall mail a notice to the owners of the Bonds to be redeemed or deemed paid or redeemed, stating that such moneys or obligations have been deposited and identifying the Bonds for the payment of which such moneys or obligations are being held to all owners of Bonds for the payment of which such moneys or obligations are being held at their registered addresses and to the Bond Insurer and to S&P, if the Bonds are then rated by S&P, and Moody's, if the Bonds are then rated by Moody's.

     (c) Anything in Article XV to the contrary notwithstanding, if moneys or Government Securities have been deposited or set aside with the Trustee pursuant to this Article for the payment of the principal or redemption price of the Bonds and the interest thereon and the principal or redemption price of such Bonds and the interest thereon shall not have in fact been actually paid in full, no amendment to the provisions of this Article shall be made without the consent of the owner of each of the Bonds affected thereby.

     The Issuer or the Company may at any time surrender to the Trustee for cancellation by it any Bonds previously authenticated and delivered hereunder, which the Issuer or the Company may have acquired in any manner whatsoever, and such Bonds, upon such surrender and cancellation, shall be deemed to be paid and retired.

                          ARTICLE XVI

                         MISCELLANEOUS

     SECTION 16.1. No Personal Recourse. No recourse shall be had for any claim based on the Agreement, the Indenture or the Bonds against any member, officer or employee, past, present or future, of the Issuer or of any successor body as such, either directly or through the Issuer or any such successor body, under any constitutional provision, statute or rule of law or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.

     SECTION 16.2. Deposit of Funds for Payment of Bonds. If the principal or redemption price of any Bonds becoming due, either at the Maturity Date or by call for redemption or otherwise, together with all interest accruing thereon to the due date, has been paid or provision therefor made in accordance with
Section 15.1, all interest on such Bonds shall cease to accrue on the due date and all liability of the Issuer with respect to such Bonds shall likewise cease, except as hereinafter provided. Thereafter the owners of such Bonds shall be restricted exclusively to the funds so deposited for any claim of whatsoever nature with respect to such Bonds, and the Trustee shall hold such funds in trust for such owners.

     Moneys which remain unclaimed two years after the due date shall, at the written request of the Company, and if the Issuer is not, at the time, to the knowledge of the Trustee, in default with respect to any covenant in the Indenture or the Bonds, be paid to the Company, and the owners of the Bonds for which the deposit was made shall thereafter be limited to a claim against the Company. Such moneys shall be held in trust uninvested or invested in Government Securities maturing the next day.

     SECTION 16.3. Effect of Purchase of Bonds. No purchase of Bonds pursuant to Article IV shall be deemed to be a payment or redemption of such Bonds or any portion thereof and such purchase will not operate to extinguish or discharge the indebtedness evidenced by such Bonds unless such Bonds are purchased by the Company and delivered to the Trustee for cancellation.

     SECTION  16.4.   No  Rights Conferred  on  Others.   Nothing
herein contained shall confer any right upon any person other than the parties hereto, the Company, the Bond Insurer and the owners of the Bonds.

     SECTION 16.5. Severability. If any term or provision of this Indenture or the Bonds or the application thereof for any reason or circumstance shall to any extent be held invalid or unenforceable, the remaining provisions or the application of such term or provision to persons and situations other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof and thereof shall be valid and enforced to the fullest extent permitted by law.

     SECTION 16.6. Notices. Unless otherwise provided hereunder or in the Agreement, all notices, certificates or other communications hereunder to be given by any of the following parties to any of the other following parties shall be deemed to have been sufficiently given and received by such parties only upon actual receipt thereof and if sent by registered mail, by Electronic Notice, by telephone, confirmed in writing, to the relevant party as follows:

     Company:       Entergy Mississippi, Inc.
                    c/o Entergy Services, Inc.
                    639 Loyola Avenue
                    New Orleans, LA  70113
                    Attention:   Treasurer
                    Telephone number:  (504) 576-4363
                    FAX number:  (504) 576-4455

     Issuer:        Independence County, Arkansas
                    Independence County Courthouse
                    192 East Main Street
                    Batesville, Arkansas 72501
                    Attention: County Judge
                    Telephone number: (870) 793-8800
                    FAX number:  (870) 793-8803

     Bond Insurer:  Ambac Assurance Corporation
                    One State Street Plaza
                    New York, NY  10004
                    Attention: Manager - Utilities Department
                    Telephone number: (212) 208-3411
                    Fax number: (212) 797-5725

   Trustee, Paying  Chase Bank of Texas, National Association
     Agent, Bond    600 Travis Street.
     Registrar:     Suite 1150
                    Houston, Texas 77002
                    Attention: Corporate Trust Department
                    Telephone number: (713) 216-5447
                    FAX number: (713) 216-5476


     Any Paying
     Agent other
     than the
     Trustee:       At the address designated to the
                    Issuer and the Trustee

     Remarketing
     Agent:         Morgan Stanley & Co. Incorporated
                    1221 Avenue of the Americas, 30th Floor
                    New York, NY  10020
                    Attention: Municipal Bond Department
                    Telephone number: (212) 712-8290
                    FAX number: (212) 762-8505

     All notices or other communications by the Trustee to any Bondholder hereunder shall be deemed to have been sufficiently given and received by such Bondholder upon the mailing thereof by first class mail.

     The Issuer, the Company, the Trustee, the Paying Agent, the Remarketing Agent and the Bond Registrar may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

     SECTION 16.7. Successors and Assigns. All the covenants, promises and agreements in this Indenture contained by or on behalf of the Issuer, or by or on behalf of the Trustee, shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

     SECTION   16.8.    Headings  for  Convenience   Only.    The
descriptive   headings  in  this  Indenture  are   inserted   for
convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     SECTION 16.9. Counterparts. The Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 16.10. Applicable Law. This Indenture shall be governed by and construed in accordance with the laws of the State, provided however, that, unless the law of another jurisdiction is mandatorily applicable, the duties, liabilities, rights, privileges and immunities of the Trustee in relation to the Indenture and the Bonds shall be governed exclusively by the laws of the State of Texas.

     SECTION 16.11. Notice of Change. The Trustee shall give notice to Moody's (if the Bonds are then rated by Moody's) at 99 Church Street, New York, NY 10007, Attention: Structured Transac tions Group, Corporate Department, and S&P (if the Bonds are then rated by S&P) at 25 Broadway, New York, NY 10004, of any of the following events:

          (a)  a change in the Trustee or Paying Agent;

          (b)  a change in the Remarketing Agent;

          (c)   an  amendment to the Indenture or the  Agreement;
     and

          (d)  payment or provision therefor of all the Bonds.

     SECTION 16.12. Payments Due on non-Business Days. In any case where the date of payment of interest on or principal of any Bonds or the date fixed for redemption of any Bonds or any Purchase Date shall not be a Business Day, then payment of such interest or principal and any premium or Purchase Price need not be made by such Paying Agent on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or the Purchase Date, and no interest shall accrue for the period after such date.

     IN WITNESS WHEREOF, the Issuer has caused these presents to be signed in its name and behalf by the County Judge and its corporate seal to be hereunto affixed and attested by the County Clerk of the Issuer, and, to evidence its acceptance of the trust hereby created, the Trustee has caused these presents to be signed in its behalf by one of its Agents and its corporate seal to be hereto affixed.


                          INDEPENDENCE COUNTY, ARKANSAS



                          By:___________________________________
ATTEST:                             County Judge



By: __________________________________                     [SEAL]
           County Clerk



                         CHASE BANK OF TEXAS, NATIONAL ASSOCIATION
                          as Trustee



                          By:___________________________________
                                   Agent


                                                           [SEAL]